                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: August 7, 1997
                       (Date of earliest event reported)

                           COCA-COLA ENTERPRISES INC.
             (Exact name of Registrant as specified in its charter)

  Delaware                         01-09300                     58-0503352
  (State of                  (Commission File No.)             (IRS Employer
incorporation)                                              Identification No.)

                2500 Windy Ridge Parkway, Atlanta, Georgia 30339
          (Address of principal executive offices, including zip code)

                                 (770) 989-3000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The acquisitions of bottlers in New York and Canada by wholly owned subsidiaries of Coca-Cola Enterprises Inc. (the "Company") are not currently reportable under Item 2. See the discussion of these acquisitions under Item 5 of this report.

ITEM 5.  OTHER EVENTS

Election of Officers

Summerfield K. Johnston, Jr. was elected chairman and chief executive officer of the Company at a special meeting of the Company's Board of Directors on October 29, 1997. He was formerly vice chairman and chief executive officer. John R. Alm was elected executive vice president and chief financial officer, Lowry F. Kline was elected executive vice president and general counsel, and Paul M. Gunderson was elected vice president, human resources.

Acquisitions

On  August  7,  1997,  The  Coca-Cola   Bottling   Company   of  the  Northeast
("Northeast"), a wholly owned subsidiary of the Company, paid Bottling Investment Holdings, Inc. ("BIH") approximately $328 million for common and preferred stock of The Coca-Cola Bottling Company of New York, Inc. ("KONY") owned by BIH. On October 1, 1997, Northeast paid George D. Overend approximately $500,000 for KONY common stock owned by Mr. Overend. Prior to these purchases, the Company was a minority stockholder of KONY, having previously acquired KONY common stock from The Coca-Cola Company on January 4, 1994 for approximately $6 million. The Company is currently in discussions with the remaining minority stockholders of KONY for the purchase of their common stock.

KONY is a Coca-Cola bottler operating in the New York metropolitan area, certain other areas in the state of New York, and parts of Connecticut, Massachusetts, New Hampshire, New Jersey and Vermont.

As a condition to the August 7, 1997 acquisition of the stock of KONY from Bottling Investment Holdings, Inc., the Company, through its wholly owned subsidiary, Enterprises KOC Acquisition Company Ltd. ("KOC Acquisition"), acquired from Coca-Cola Ltd. all of its shares of Coca-Cola Beverages Ltd. ("CC Beverages") for approximately $243 million. This constituted approximately 48% of the issued and outstanding shares of CC Beverages. KOC Acquisition subsequently commenced a tender offer for the balance of the CC Beverages stock, which was held by public stockholders. This tender offer was successful, and on September 5, 1997, KOC Acquisition acquired the balance of the shares for approximately $372 million.

CC Beverages is a Coca-Cola bottler operating throughout Canada, and its sales represent approximately 95% of The Coca-Cola Company's unit case volume in Canada.

Financing for the January 4, 1994 acquisition of KONY stock from The Coca-Cola Company came from the proceeds of commercial paper; subsequent acquisitions of KONY stock were financed by the Company's issuance of long-term public debt. The acquisition of CC Beverages stock from Coca-Cola Ltd. was financed by a loan from Canadian Imperial Bank of Commerce, Citibank Canada and Deutsche Bank Canada. This loan was later refinanced and additional proceeds were borrowed to finance the purchase of CC Beverages stock from public stockholders under a credit agreement dated as of August 29, 1997 with a group of banks composed of Canadian Imperial Bank of Commerce, Citibank Canada, Deutsche Bank Canada, Royal Bank of Canada, Bank of America Canada, Texas Commerce Bank National Association, Credit Suisse First Boston Canada, Nationsbank, The Toronto-Dominion Bank, The Bank of Nova Scotia, Wachovia Bank of Georgia, ABN AMRO Bank, Banque Nationale de Paris, Jersey Branch, Banque Nationale de Paris (Luxembourg) S.A.; Kredietbank N.V., First Chicago NBD Bank, Canada, The Northern Trust Company, Union Bank of Switzerland (Canada), Bank Brussels Lambert, New York Branch, and Bank of Montreal.

The Coca-Cola Company owns both Bottling Investment Holdings, Inc. and Coca-Cola Ltd. Additionally, The Coca-Cola Company owns approximately 44% of the outstanding shares of the Company. Two Directors of the Company are also officers of The Coca-Cola Company: E. Neville Isdell is a Senior Vice President of The Coca-Cola Company and President of its Greater Europe Group and Joseph
R. Gladden, Jr. is a Senior Vice President of The Coca-Cola Company and its General Counsel. Two other Directors of the Company are former executive officers of The Coca-Cola Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

    (a)  Financial Statements of Businesses Acquired:

         The Coca-Cola Bottling Company of New York, Inc. Consolidated
           Financial Statements - for the years ended December 31, 1996 and
           1995:

           Consolidated Balance Sheets
           Consolidated Statements of Operations and Retained Earnings (Deficit) Consolidated Statements of Cash Flows
           Notes to Consolidated Financial Statements
           Report of Independent Auditors

         The Coca-Cola Bottling Company of New York, Inc. Unaudited Condensed
           Consolidated Financial Statements:

           Condensed Consolidated Balance Sheets as of June 27, 1997 and
             December 31, 1996
           Condensed Consolidated Statements of Operations and Retained Earnings
             (Deficit) for the six month periods ended June 27, 1997 and June 28, 1996
           Condensed Consolidated Statements of Cash Flows for the six month periods ended June 27, 1997 and June 28, 1996
           Notes to Unaudited Condensed Consolidated Financial Statements

         Coca-Cola Beverages Ltd. Consolidated Financial Statements - for the years ended December 31, 1996, 1995, and 1994:

           Auditors' Report
           Consolidated Balance Sheets
           Consolidated Statements of Earnings (Loss) and Retained Earnings
             (Deficit)
           Consolidated Statements of Changes in Financial Position
           Notes to Consolidated Financial Statements


         Coca-Cola Beverages Ltd. Unaudited Condensed Consolidated Financial
           Statements:

           Condensed Consolidated Balance Sheets as of June 28, 1997 and
             December 31, 1996
           Condensed Consolidated Statements of Earnings for the six month periods ended June 28, 1997 and June 29, 1996
           Condensed Consolidated Statements of Changes in Financial Position
             for the six month periods ended June 28, 1997 and June 29, 1996 Notes to Unaudited Condensed Consolidated Financial Statements

     (b) Pro Forma Financial Information:

         Coca-Cola Enterprises Inc. Pro Forma Combined Condensed Financial
           Information - for the six month period ended June 27, 1997 and for the year ended December 31, 1996 (unaudited):

           Introductory Information
           Pro Forma Combined Condensed Statements of Operations for the Six
             Months Ended June 27, 1997
           Pro Forma Combined Condensed Statements of Operations for the
             Quarters Ended March 28, 1997 and June 27, 1997
           Pro Forma Combined Condensed Statement of Operations for the
             Year Ended December 31, 1996
           Pro Forma Combined Condensed Statements of Operations for the
             Quarters ended March 29, 1996, June 28, 1996, September 27, 1996, and December 31, 1996
           Pro Forma Combined Condensed Balance Sheet as of June 27, 1997 Notes to Unaudited Pro Forma Combined Condensed Financial
             Information

     (c) Exhibits:

         EXHIBIT NO.2.1  Stock Purchase Agreement among The Coca-Cola Bottling
                         Company of the Northeast, Bottling Investment Holdings, Inc., Coca-Cola Enterprises Inc. and The Coca-Cola Company, dated as of August 7, 1997.

         EXHIBIT NO.2.2  Stock Purchase Agreement among Enterprises KOC
                         Acquisition Company Ltd., Coca-Cola Ltd., Coca-Cola Enterprises Inc. and The Coca-Cola Company, dated as of August 7, 1997.

         EXHIBIT NO.2.3  Stock Purchase Memorandum between George D. Overend and The Coca-Cola Bottling Company of the Northeast, dated as of October 1, 1997.

         EXHIBIT NO.23.1 Consent of Ernst & Young LLP

         EXHIBIT NO.23.2 Consent of Ernst & Young

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COCA-COLA ENTERPRISES INC.
                                                         (Registrant)


                                              By:  /s/ LOWRY F. KLINE
                                                   --------------------------
                                            Name:  Lowry F. Kline
                                           Title:  Executive Vice President and
                                                   General Counsel

Date:  November 6, 1997

                        INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
                                 FINANCIAL STATEMENTS                NUMBERS
                                 --------------------                -------

The Coca-Cola Bottling Company of
  New York, Inc. Consolidated Financial
  Statements - for the years
  ended December 31, 1996 and 1995:
  Consolidated Balance Sheets                                          F-2
  Consolidated Statements of Operations and
   Retained Earnings (Deficit)                                         F-3
  Consolidated Statements of Cash Flows                                F-4
  Notes to Consolidated Financial Statements                           F-5
  Report of Independent Auditors                                       F-21

The Coca-Cola Bottling Company of New York, Inc.
  Unaudited Condensed Consolidated Financial
  Statements:
  Condensed Consolidated Balance Sheets as of June
   27, 1997 and December 31, 1996                                      F-23
  Condensed Consolidated Statements of Operations
   and Retained Earnings (Deficit) for the six
   month periods ended June 27, 1997 and
   June 28, 1996                                                       F-24
  Condensed Consolidated Statements of Cash Flows
   for the six month periods ended June 27, 1997
   and June 28, 1996                                                   F-25
  Notes to Unaudited Condensed Consolidated
   Financial Statements                                                F-26

Coca-Cola Beverages Ltd. Consolidated Financial
  Statements: - for the years ended
  December 31, 1996, 1995 and 1994:
  Auditors' Report                                                     F-28
  Consolidated Balance Sheets                                          F-29
  Consolidated Statements of Earnings (Loss)
   and Retained Earnings (Deficit)                                     F-30
  Consolidated Statements of Changes
   in Financial Position                                               F-31
  Notes to Consolidated Financial Statements                           F-32

Coca-Cola Beverages Ltd. Unaudited Condensed
  Consolidated Financial Statements:
  Condensed Consolidated Balance Sheets
   as of June 28, 1997 and December 31, 1996                           F-44
  Condensed Consolidated Statements of Earnings
   for the six month periods ended June 28,
   1997 and June 29, 1996                                              F-45
  Condensed Consolidated Statements of Changes
   in Financial Position for the six month
   periods ended June 28, 1997 and June 29, 1996                       F-46
  Notes to Unaudited Condensed Consolidated
   Financial Statements                                                F-47

Coca-Cola Enterprises Inc. Pro Forma Combined
  Condensed Financial Information - for the six month
  period ended June 27, 1997 and for the
  year ended December 31, 1996 (unaudited):
  Introductory Information                                             PF-1
  Pro Forma Combined Condensed Statement of
   Operations for the Six Months Ended June 27, 1997                   PF-4
  Pro Forma Combined Condensed Statements of
   Operations for the Quarters Ended March 28, 1997 and
   June 27, 1997                                                       PF-6
  Pro Forma Combined Condensed Statement of
   Operations for the Year Ended December 31, 1996                     PF-7
  Pro Forma Combined Condensed Statements of
   Operations for the Quarters Ended March 29, 1996,
   June 28, 1996, September 27, 1996 and
   December 31, 1996                                                   PF-9
  Pro Forma Combined Condensed Balance Sheet
   as of June 27, 1997                                                 PF-10
  Notes to Unaudited Pro Forma Combined
   Condensed Financial Information                                     PF-11









                                       F

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1996

                                FINANCIAL REPORTS

CONSOLIDATED BALANCE SHEETS
(In Thousands)






                                                        December 31
                                               ----------------------------
                                                   1996            1995
                                               ------------    ------------
ASSETS
Current
   Cash and cash equivalents                   $         19    $     12,353
   Accounts and other receivables                    86,157          76,881
   Inventories                                       22,316          30,388
   Prepaid expenses and other current assets          3,275           3,280
                                               ------------    ------------

              Total Current Assets                  111,767         122,902

Other non-current assets                             24,350          25,942
Property, plant and equipment                       189,180         201,923
Intangible assets                                   209,680         226,252
                                               ------------    ------------

                                               $    534,977    $    577,019
                                               ============    ============



LIABILITIES AND SHAREOWNERS' DEFICIENCY
Current
   Accounts payable and accrued expenses       $    119,199    $    108,874
   Current maturities of debt                        21,024          23,399
                                               ------------    ------------

              Total Current Liabilities             140,223         132,273

Commitments and contingencies
   (Notes 7, 8 and 15)
Long-term debt                                      265,379         247,144
Other long-term liabilities                          55,920          78,728
Redeemable preferred stock                          178,965         160,257
Shareowners' deficiency                            (105,510)        (41,383)
                                               ------------    ------------
                                               $    534,977    $    577,019
                                               ============    ============



See accompanying Notes to Consolidated Financial Statements.

                              FINANCIAL REPORTS

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT) (In Thousands)




                                                        Year ended
                                                        December 31
                                               ----------------------------
                                                   1996            1995
                                               ------------    ------------

NET OPERATING REVENUES                         $    743,996    $    706,766

   Cost of revenues                                 468,973         476,343
                                               ------------    ------------

GROSS PROFIT                                        275,023         230,423

   Selling, general and administrative
     expenses                                       279,686         263,976
                                               ------------    ------------

OPERATING LOSS                                       (4,663)        (33,553)

   Interest expense                                  26,108          32,884
   Other expenses, net                               14,648             234
                                               ------------    ------------

LOSS BEFORE EXTRAORDINARY ITEM                      (45,419)        (66,671)

   Extraordinary loss on extinguishment
     of debt                                              -           5,972
                                               ------------    ------------

NET LOSS                                            (45,419)        (72,643)

   Retained earnings (deficit) at beginning
     of the year                                    (44,199)         30,414
                                               ------------    ------------

                                                    (89,618)        (42,229)

   Dividends and accretion on redeemable
     preferred stock                                 18,708           1,970
                                               ------------    ------------

RETAINED DEFICIT AT END OF THE YEAR            $   (108,326)   $    (44,199)
                                               ============    ============



See accompanying Notes to Consolidated Financial Statements.

                               FINANCIAL REPORTS


CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

                                                           Year ended
                                                           December 31
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
OPERATING ACTIVITIES
   Net loss                                        $    (45,419)   $    (72,643)
   Adjustments to reconcile net loss to
     net cash provided by (used
     in) operating activities:
       Depreciation and amortization                     66,326          49,012
       Curtailment gain                                 (26,000)              -
       Write-down of intangible asset
         carrying value                                  13,648               -
       Non-cash interest                                  5,906           4,656
       Non-cash portion of extraordinary loss                 -           4,384
       Other                                              1,546             396
       Changes in operating assets
         and liabilities:
         Accounts and other receivables                  (9,276)          3,139
         Inventories                                      8,072          (2,960)
         Prepaid expenses and other
           current assets                                     5           6,853
         Accounts payable and accrued expenses           10,325            (865)
         Other long-term liabilities                      3,192           1,407
                                                   ------------    ------------
NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                                  28,325          (6,621)
                                                   ------------    ------------
INVESTING ACTIVITIES
   Purchases of property, plant and equipment           (35,841)        (33,278)
   Proceeds from sale of property,
     plant and equipment                                  3,182               -
   Distribution conversion costs                         (5,930)         (6,949)
   Southeastern Container Cooperative                    (1,426)           (986)
   Net increase in other assets                          (5,442)         (2,181)
                                                   ------------    ------------
NET CASH (USED IN) INVESTING ACTIVITIES                 (45,457)        (43,394)
                                                   ------------    ------------

FINANCING ACTIVITIES
   Borrowings under revolving credit
     agreement                                           36,500          69,000
   Payments on obligations to former
     distributors                                       (29,233)        (24,885)
   Financing costs and net change in
     other borrowings                                    (2,469)         (6,721)
   Proceeds from issuance of senior
     subordinated notes                                       -         175,000
   Proceeds from issuance of redeemable
     preferred stock                                          -         160,000
   Repayment of debt                                          -        (310,180)
                                                   ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 4,798          62,214
                                                   ------------    ------------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                       (12,334)         12,199
   Cash and cash equivalents at
     beginning of the year                               12,353             154
                                                   ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF THE YEAR       $         19    $     12,353
                                                   ============    ============


NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Dividends and accretion on redeemable
     preferred stock                               $     18,708    $      1,970
   Issuance of capital leases                             4,690           8,764
   Acquisition of distributor routes                      1,330         103,655


See accompanying Notes to Consolidated Financial Statements.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




1. THE COMPANY

The Coca-Cola Bottling Company of New York, Inc. ("Company") is a bottler of products of The Coca-Cola Company, the most popular beverage brands in the world, together with other licensed soft drink products. The Company operates in six states located in the Northeastern portion of the United States, and serves a population base of approximately 24 million.

Prior to 1994, the Company was privately owned by six independent shareowners. The Coca-Cola Company owned in excess of 50% of the economic and voting shares of the Company. The remaining portion was owned essentially by large institutional investors. On January 4, 1994, The Coca-Cola Company sold 37,044 shares of its holdings of Class A Common stock of the Company to Coca-Cola Enterprises Inc., a publicly held company which is the world's largest bottler of products of The Coca-Cola Company. This transaction had the effect of reducing The Coca-Cola Company's ownership interest in the Company to less than 50%.

In November 1995, the Company issued 640,000 shares of non-voting Cumulative Exchangeable Redeemable Preferred Stock to Coca-Cola Financial Corporation ("CCFC"), a subsidiary of The Coca-Cola Company, giving CCFC a 41.2% economic ownership interest in the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS: Cash equivalents include all highly liquid instruments purchased with original maturities less than three months.

CONCENTRATIONS OF CREDIT RISK: The Company sells products to chain stores and other customers primarily in the New York Metropolitan area, upstate New York, New Jersey and Connecticut and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains allowances for anticipated losses.

INVENTORIES: Inventories consist of ingredients, packaging and other raw materials as well as finished beverage goods and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed for financial reporting purposes using the straight-line method.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS: The Company operates under license agreements with The Coca-Cola Company and certain other licensors of soft drink products. These agreements include certain production, distribution and marketing performance obligations and give the Company the right to distribute and sell products of the licensors within a specified territory. The majority of such core products are covered by agreements which are perpetual in nature and reflect an ongoing relationship with The Coca-Cola Company and other licensors.

Intangible assets consist of unamortized values for certain of these license rights and for goodwill recognized upon the Company's reorganization via a leveraged buyout in 1981, as well as certain amounts paid in excess of identifiable assets acquired in the 1995 transaction with certain distributors in its New York territory. Intangible assets are stated at cost less accumulated amortization and are being amortized, using the straight-line method, over 40 years.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION: Environmental compliance costs include ongoing maintenance, monitoring and similar expenditures. Such costs are expensed as incurred. Environmental remediation costs are accrued when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated.

MARKETING AND ADVERTISING COSTS: The Company participates in various advertising and marketing programs with The Coca-Cola Company and other licensors. Certain of the Company's costs incurred in connection with these programs are reimbursed. All costs related to advertising and marketing of the Company's products are expensed in the period incurred or expensed ratably over the fiscal year on the basis of revenues or certain other applicable performance measures. Advertising expenses amounted to $7.2 million and $6.8 million in the years ended December 31, 1996 and 1995, respectively, and were included in selling, general and administrative expenses.

START-UP COSTS: Certain incremental expenditures directly related to and incurred during the start-up operational phases of major internal projects, primarily during conversion of its distribution systems, are deferred and amortized over future periods. Upon conclusion of the start-up period, these costs are amortized on a straight-line basis over periods of no more than three years. Recoverability of these costs is assessed on an ongoing basis.

3. ACCOUNTS AND OTHER RECEIVABLES

                                                    (In Thousands)
                                                1996               1995
                                            ------------       ------------

Trade accounts receivable                   $     77,301       $     71,974
Due from licensors                                10,564              7,409
Other                                              3,620              1,632
                                            ------------       ------------
                                                  91,485             81,015
Allowance for doubtful accounts                   (5,328)            (4,134)
                                            ------------       ------------

Total accounts and other receivables        $     86,157       $     76,881
                                            ============       ============

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




4. INVENTORIES

                                                        (In Thousands)
                                                     1996            1995
                                                 ------------    ------------


Packaging materials and ingredients              $      7,629    $      8,662
Finished goods                                         13,887          20,476
Fountain inventory                                        800           1,250
                                                 ------------    ------------

Total inventories                                $     22,316    $     30,388
                                                 ============    ============



5. PROPERTY, PLANT AND EQUIPMENT

                                                         (In Thousands)
                                                     1996             1995
                                                 ------------    ------------

Land and buildings                               $     92,293    $     90,531
Vehicles                                               50,239          47,514
Machinery and equipment                               314,548         295,781
                                                 ------------    ------------
                                                      457,080         433,826
Allowance for depreciation                           (267,900)       (231,903)
                                                 ------------    ------------

Total property, plant and equipment              $    189,180    $    201,923
                                                 ============    ============

Included in property, plant and equipment at December 31, 1996 and 1995 was $12.4 million and $8.9 million, respectively, of equipment under capital leases, net of allowance for depreciation.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                        (In Thousands)
                                                   1996             1995
                                               ------------     ------------


Trade accounts payable                         $     26,123     $     27,272
Accrued employee benefits                            14,358           14,629
Accrued insurance                                    11,500            9,900
Accrued wages and incentives                         11,629            6,817
Accrued chain store incentives                        9,764            7,832
Accrued restructuring costs                           7,276            7,912
Deposits on returnable containers                     4,612            4,182
Other accrued expenses                               33,937           30,330
                                               ------------     ------------

Total accounts payable and accrued expenses    $    119,199     $    108,874
                                               ============     ============

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




7. ACQUISITIONS AND DIVESTITURES

Commencing in 1995, the Company instituted a Company operated distribution system in its New York region. Prior to such date, the Company utilized independent distributors to deliver its products to customers. In 1995, the Company entered into settlement agreements with over 90% of the distributors providing for non-interest bearing payments due in annual installments through 1999, which aggregated $121 million. As of December 31, 1996, the Company had imputed $5.8 million in interest which is being amortized over the term of the notes. Such payments have been secured by a letter of credit issued under the Revolving Credit Agreement described in Note 8. The transaction has been accounted for as an acquisition of the assets of a business and the excess of the cost over the fair value of the identifiable assets acquired are being amortized over a forty year period on a straight-line basis. The Company also purchased the distributors' trucks and vending equipment for an aggregate $7.2 million. Additionally, the Company incurred $5.6 million in distribution conversion costs which are being amortized over a three year period commencing in 1995.

On February 2, 1995, a group of 27 New York distributors filed a lawsuit in connection with the Company's decision not to renew their distribution contracts. Collectively they demanded $40 million in compensatory damages and $80 million in punitive damages. On September 11, 1995, the United States District Court-Southern District of New York dismissed the complaint in its entirety as to two plaintiffs, and for the other plaintiffs, dismissed all counts other than a claim for promissory estoppel. The claims of an additional sixteen plaintiffs have been voluntarily discontinued with prejudice, and seven of the remaining plaintiffs have agreed in principle to settle their claims, subject to their obtaining satisfactory releases from their respective secured creditors. Settlement amounts total $1.9 million, which approximates the Company's original offer and was accounted for as an addition to the purchase price. The Company has valid defenses against the claims of the remaining two plaintiffs and will defend such claims vigorously.

Commencing March 1996, the Company offered to its former New York Distributors the opportunity to accelerate the payment of scheduled installments due in 1996, 1997 and 1998 pursuant to the 1995 settlement agreements. Fifty-one distributors elected to participate, thereby reducing $6.1 million of the obligations in consideration of $5.4 million in cash payments.

The Company utilizes independent distributors to deliver its products to customers in its New Jersey region. In 1996, the Company reached agreements for transfer of distribution rights with its New Jersey distributors operating out of the Carlstadt, Parsippany and Asbury Park sales centers whose distribution contracts were to expire in 1996. The Company also reached agreements with its North Brunswick distributors whose distribution contracts were to expire in August 2000. The agreements call for a transition from independent distribution to employee-based operations in the first quarter of 1997. The agreements also call for non-interest bearing annual payments over a four year period in the aggregate amount of $77 million, subject to certain conditions. The non-interest bearing payments will be secured by irrevocable letters of credit. The Company paid approximately $3.0 million to distributors as an early sign-on advance in 1996. The Company has also offered to assume leases or purchase the distributors' trucks and purchase distributor-owned vending equipment. The acquisition will be accounted for as an acquisition of the assets of a business and the excess cost over the fair value of the identifiable assets acquired will be amortized over a forty year period on a straight-line basis. Additionally during 1996, the Company incurred $2.1 million in distribution conversion costs which will be amortized over a three year period commencing in 1997; and an additional $0.6 million in acquisition costs that will be amortized over a forty year period.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




7. ACQUISITIONS AND DIVESTITURES (CONTINUED)

In August 1996, the Company entered into a memorandum of agreement to assign a portion of its sales and distribution rights in the southwestern part of its New Jersey region to The Philadelphia Coca-Cola Bottling Company for approximately $14.4 million. Such territory consists of operations representing approximately 2% of the Company's case sales volume. The completion of the sale, scheduled for March 1997, is subject to a legal and binding agreement with the usual and customary closing conditions.

8. LONG-TERM DEBT OBLIGATIONS, CREDIT FACILITIES AND LEASE COMMITMENTS

                                                         (In Thousands)
                                                      1996             1995
                                                  ------------     ------------

8.68% Senior Subordinated Notes due 2005          $    175,000     $    175,000
Floating rate obligations under Revolving
  Credit Agreement due 2000 (7.13% to 8.25%)            36,500                -
Capital lease obligations - varying maturities
  through 2002 (6.57% to 7.40%)                         12,054            9,393
Obligations to former distributors due 1999
  (face value - $68,000 and $96,100,
  respectively)                                         62,221           85,252
Notes payable (6.5% to 11.0%)                              628              898
                                                  ------------     ------------
                                                       286,403          270,543
Less current portion                                   (21,024)         (23,399)
                                                  ------------     ------------

Total long-term debt                              $    265,379     $    247,144
                                                  ============     ============

In November 1995, the Company completed the refinancing of substantially all of its then outstanding debt. As part of the refinancing, (i) a Revolving Credit Agreement was entered into which provides for borrowings and the issuance of certain letters of credit of up to an aggregate $315 million, (ii) the Company issued $160 million of Cumulative Exchangeable Redeemable Preferred Stock, and
(iii) the Company issued $175 million of Senior  Subordinated Notes.

The Company recorded an extraordinary loss of approximately $6.0 million relating to the early retirement of debt. Such extraordinary loss was comprised of (i) a $1.6 million pre-payment penalty relating to a variable rate Senior Note, (ii) a $1.3 million write-off of unamortized debt issuance costs relating to the extinguished debt, and (iii) a $3.1 million charge relating to the interest rate swap instrument described below.

The Company incurred $5.2 million of debt origination costs relating to the placement of the Revolving Credit Agreement and issuance of the Senior Subordinated Notes. The Senior Subordinated Notes were issued to institutional investors, two of which are shareowners of the Company. These costs are included in other non-current assets and are being amortized to interest expense over the respective lives of the facilities.

The Revolving Credit Agreement was placed with a syndicate of ten banks. Interest rates range from LIBOR plus 0.50% to LIBOR plus 2.50% and commitment fees range from 0.25% to 0.50% based upon certain financial ratios, as defined in the agreement. A letter of credit in the amount of $74 million, supported by the Revolving Credit Agreement, is outstanding at December 31, 1996 which serves to guarantee payments to the Company's former New York distributors.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




8.  LONG-TERM  DEBT   OBLIGATIONS,   CREDIT  FACILITIES  AND  LEASE  COMMITMENTS
(CONTINUED)

In May 1994, the Company entered into an interest rate swap agreement for a notional amount of $85 million with Citibank, N.A. with a forward start hedge date of May 1995. The original intent of the agreement was to convert the variable interest rate of a then existing Subordinated Term Loan to a fixed rate facility. Due to the extinguishment of the Subordinated Term Loan in November 1995, the swap was marked to market and the related charge was included in the extraordinary loss on extinguishment of debt. Under the terms of the swap agreement, the Company will continue to pay, on a quarterly basis, the higher of 6.70% or LIBOR less 0.75% and will receive LIBOR, calculated on the notional amount. Net receipts or payments were recognized as an adjustment to interest expense in 1995. The swap agreement expires in May 1998. In February 1996, the Company entered into an additional interest rate swap agreement for a notional amount of $85 million with Citibank, N.A. with a term which expires in May 1998. Under the terms of the agreement, the Company will receive, on a quarterly basis, the higher of either 5.40% or LIBOR less 2.05% and will pay LIBOR, calculated on the notional amount. The terms of the February 1996 swap agreement effectively negate the effects of the May 1994 swap agreement. The Company is exposed to credit loss in the event of nonperformance by Citibank, N.A.; however, the Company does not anticipate any such nonperformance.

In connection with the 1995 recapitalization of the Company, CCFC issued letters of credit on behalf of the Company in an aggregate amount not to exceed $50 million. Such obligation by CCFC to issue letters of credit on behalf of the Company terminates based on certain financial ratios being achieved by the Company. The Company will thereafter be required to obtain such letters of credit from other financial institutions. The Company anticipates achieving such financial ratios and thereby releasing CCFC of such obligation during 1997. At December 31, 1996 and 1995, an aggregate of $28.7 million and $27.3 million, respectively, was available under the letter of credit agreement. Commitment fees are equal to 0.25% per annum on the stated amount from the issuance date to the expiration date.

Obligations to former distributors are non-interest bearing and are due in equal annual installments through 1999. The payment obligations are discounted for financial reporting purposes using an average interest rate of 7.4% per annum.

The Company's credit facilities include covenants which prohibit a significant change in ownership of the Company, establish ratio requirements related to cash flow and limit the incurrence of certain new liens or payments of dividends in excess of defined amounts. The Company does not consider such covenants overly restrictive.

Principal maturities on long-term debt and capital lease obligations for the five years subsequent to December 31, 1996 are as follows: 1997 - $21.0 million; 1998 - $20.0 million; 1999 - $23.5 million; 2000 - $36.1 million; and 2001 -
$1.4 million.

Payments of interest were $19.7 million and $32.9 million in 1996 and 1995, respectively.

Corporate headquarters and certain other operating facilities are leased. There are various terms under these lease agreements with provisions for escalation based on certain increases in costs incurred by the lessor. Certain leases provide the Company renewal rights. In addition, the Company has other operating leases, primarily for vehicles, which expire in 1998. Lease payments charged to expense as incurred were $9.2 million and $9.7 million for 1996 and 1995, respectively.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




8.  LONG-TERM  DEBT   OBLIGATIONS,   CREDIT  FACILITIES  AND  LEASE  COMMITMENTS
(CONTINUED)

Future minimum lease commitments for all operating leases aggregate $27.0 million as of December 31, 1996, and annually are as follows: 1997 - $8.0 million; 1998 - $6.6 million; 1999 - $2.8 million; 2000 - $2.2 million; 2001 -
$1.9 million; and $5.5 million thereafter.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company to estimate the fair value of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Fair Value Disclosures about Financial Instruments".

CASH  AND  CASH   EQUIVALENTS:   The  carrying  amount   approximates  its  fair
value.

LONG-TERM DEBT: The carrying amounts of the Company's borrowings under the Revolving Credit Agreement, capital lease obligations, obligations to former distributors, and notes payable approximate their fair value. The fair value of the Company's Senior Subordinated Notes is estimated using a discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements and assumes such debt will be held to maturity.

REDEEMABLE PREFERRED STOCK: The fair value is estimated using a discounted cash flow analysis.

The carrying amounts and fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                             (In Thousands)
                                      1996                      1995
                              ---------------------    ---------------------
                              Carrying      Fair        Carrying     Fair
                               Amount       Value        Amount      Value
                              ---------------------    ---------------------

Cash and cash equivalents     $     19     $     19    $  12,353   $  12,353

Long-term debt, including
  current maturities           286,403      285,503      270,543     279,378

Redeemable preferred stock     178,965      177,096      160,257     174,137

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




10. REDEEMABLE PREFERRED STOCK

In November 1995, the Company authorized the issuance of 1,080,000 shares, $1 par value, of non-voting Cumulative Exchangeable Redeemable Preferred Stock ("redeemable preferred stock"). An aggregate 640,000 shares are issued and outstanding. The shares have an aggregate liquidation preference value of $160 million. The redeemable preferred stock was recorded at preference value less issuance costs of $1.7 million. The excess of the preference value over the carrying value is being accreted by periodic charges to retained earnings over the maximum life of the issue.

In preference to shares of convertible preferred and common stock, each share of redeemable preferred stock is entitled to cumulative cash dividends calculated at 11% per annum of the then effective liquidation preference per share, quarterly in arrears. The redeemable preferred shares may be redeemed by the Company at any time on or after November 21, 2000, in whole or in part, at a price per share equal to the percentage of the then liquidation value of such shares set forth below (which will include any accrued but unpaid dividends through the redemption date):

                                                       Redemption Price as %
                    Redemption Period                  of Liquidation Value
---------------------------------------------         ----------------------

December 1, 2000 through November 30, 2001                    105.5%
December 1, 2001 through November 30, 2002                    103.5%
December 1, 2002 through November 30, 2003                    101.5%
December 1, 2003 and thereafter                               100.0%

The Company will be required to redeem all remaining outstanding redeemable preferred shares by November 21, 2007. The holder of the redeemable preferred stock may, subject to certain restrictions, exchange such stock for an equal face amount of 11% Subordinated Exchange Debentures due November 21, 2007.

Under the terms of the redeemable preferred stock agreement, the holder is required to purchase additional shares of such stock to satisfy, if necessary, the Company's contingent liabilities under both a letter of credit agreement with CCFC and the Guarantee Agreement with Southeastern Container Cooperative as described in Note 15. This requirement will remain in existence until certain of the Company's cash flow coverage ratios reach specified levels. CCFC is not required to purchase, in the aggregate, more than 440,000 shares at $250 per share.

11. SHAREOWNERS' DEFICIENCY

                                                       (In Thousands)
                                                 1996                 1995
                                             ------------         ------------


Convertible preferred stock                  $        793         $        793
Common stock                                            9                    9
Capital in excess of par value                     22,490               22,490
Retained deficit                                 (108,326)             (44,199)
Treasury stock                                    (20,476)             (20,476)
                                             ------------         ------------

Shareowners' deficiency                      $   (105,510)        $    (41,383)
                                             ============         ============

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




11. SHAREOWNERS' DEFICIENCY (CONTINUED)

CONVERTIBLE PREFERRED STOCK ($100 PAR VALUE): Of the authorized 200,000 shares of Convertible Preferred Stock, an aggregate 7,933 shares were outstanding at December 31, 1996 and 1995, of which 4,000 shares were held by The Coca-Cola Company. The holders of Convertible Preferred Stock are entitled to 1.81 votes per share on all matters to be voted on by the shareowners of the Company and are entitled to receive non-cumulative cash dividends at the annual rate of 5% before any dividend is declared or paid on any class of the Company's Common Stock. Each Convertible Preferred share is convertible into 1.81 fully paid and non-assessable shares of Class A Common Stock.

CLASS A COMMON STOCK (PAR VALUE $0.01): In November 1995, the shareowners voted to increase the total number of authorized Class A Common Stock shares from 835,631 to 1,700,000. Of such authorized shares, an aggregate 390,923 shares were outstanding at December 31, 1996 and 1995, of which 191,348 shares were held by The Coca-Cola Company. Class A Common Stock shares are entitled to one vote per share. In addition, an aggregate 362,000 shares are reserved for potential conversion of outstanding shares of the Company's Convertible Preferred Stock.

CLASS B COMMON STOCK (PAR VALUE $0.01): Of the authorized 264,369 shares, an aggregate 259,854 were outstanding and held by institutional lenders at December 31, 1996 and 1995. These shares have the right to vote only on matters involving any consolidation or merger of the Company, the sale of all or substantially all of the Company's assets and any liquidation, dissolution or winding up of the Company's business.

CLASS C COMMON STOCK (PAR VALUE $0.01): Of the authorized 300,000 shares, an aggregate 249,903 were outstanding and held by The Coca-Cola Company at December 31, 1996 and 1995. The holders of these shares have the right to vote only on those matters which holders of Class B Common stock are entitled to vote.

Pursuant to the terms of a certain Note and Stock Purchase Agreement dated September 18, 1981, investors have the option to request an initial public offering for the purpose of selling securities held by investors. The Company must initiate a filing upon receipt of written requests from the holder or holders of 17% of the Company's shares subject to such registration right. As of December 31, 1996, the Company has not received any such request.

12. LONG-TERM INCENTIVE PLANS

PHANTOM STOCK PLAN

The Company maintains a strategy for compensating key executives by providing elements (salary, bonus and incentives) which are targeted to achieve a compensation package equal to the 75th percentile for comparable positions at comparable companies as well as incorporate varying levels of risk and reward as it relates to executive pay. As an integral part of such strategy, in November 1995, the Board of Directors of the Company adopted a Phantom Stock Plan effective as of January 1, 1995. The purpose of the Phantom Stock Plan is to provide the Company a further means of motivating and retaining key executives by linking financial awards with the long-term growth and increased profitability of the Company.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




12. LONG-TERM INCENTIVE PLANS (CONTINUED)

Benefits under the Phantom Stock Plan are determined based upon the increase in value of shares allocated ("award units") to each participant as granted by the Compensation Committee of the Board of Directors ("Committee"). The term of a performance period is usually seven years. An award unit is not an equity holding in the Company nor does it possess any rights or privileges of equity ownership. The value of an award unit is based upon certain financial benchmarks employed to determine appreciation in the value of the Company. Benefits on award units are earned when the increase in its value, as determined by the Phantom Stock Plan, exceeds a minimum growth rate established by the Committee and three years have elapsed in the performance period. Participants receive benefits in cash for the difference between the award unit value at the date of exercise and the value established at the beginning of the performance period.

An aggregate 822,078 and 503,250 Phantom Stock Plan award units were outstanding at December 31, 1996 and 1995, respectively. The cost of the Phantom Stock Plan is accrued ratably over the vesting period. Compensation cost amounted to $1.5 million in 1996 and was charged to selling, general and administrative expenses.

LONG-TERM VALUE CREATION PLAN

In 1996, the Company, through the Committee, adopted a Long-Term Value Creation Plan effective January 1, 1996. The objectives of the Long-Term Value Creation Plan are to (i) provide an incentive to Company officers for long-term growth in the economic value of the Company, (ii) enhance commitment to the long-term success of the Company by linking personal financial rewards to the growth in economic value of the Company, and (iii) increase the Company's ability to attract and retain key executives.

Benefits under the Long-Term Value Creation Plan are awarded at the end of each of the performance periods (the term of which is three years) based upon the achievement of a predetermined targeted financial measure which incorporates profitability reduced by a cost of capital charge. The cost of the Long-Term Value Creation Plan is accrued ratably over the three year period. Compensation cost amounted to $0.2 million in 1996 and was charged to selling, general and administrative expenses.

13. RESTRUCTURING AND IMPAIRMENT CHARGES

During 1996, the Company recorded a restructuring charge of $5.1 million related to a personnel reduction program and the planned conversion of its fountain operations from five gallon cylinders to Bag-In-Box service. The charge includes severance costs and the write-off of the carrying value of certain assets currently used in the Company's fountain operations.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




13. RESTRUCTURING AND IMPAIRMENT CHARGES (CONTINUED)

During 1995, the Company recorded a restructuring charge of $8.0 million for a program designed by the Company to reduce costs and improve operating efficiencies. The program included (i) the decision to relocate corporate headquarters to a smaller facility and sublet the Company's present office space, (ii) the initial phase of integrating the Company's Bottle/Can and Fountain operations, and (iii) as part of the Company's overall facilities consolidation strategy, the decision to relocate the Company's Forest Park, New York distribution warehouse to a recently-purchased facility adjacent to the Maspeth, New York production center. The restructuring provision includes the expected loss on the sublease of the existing corporate headquarters, the write-off of unamortized leasehold improvements, certain severance costs, the cost of improvements required to vacate certain premises, and rental and other costs of the Forest Park facility subsequent to the relocation.

Such charges are included in selling, general and administrative expenses. As of December 31, 1996, $7.3 million of these charges were not utilized, principally related to the 1996 charge and the loss on the sublease of the former corporate headquarters.

As a result of management's evaluation of an anticipated reduction in future cash flows from certain license rights it holds, the Company recognized in 1996 a writedown of the carrying value of certain license rights not associated with those provided by The Coca-Cola Company by approximately $13.7 million. Such charge is included in other expenses.

14. INCOME  TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company did not record an income tax provision in 1996 or 1995 because any benefit was offset by an increase in the valuation allowance.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




14. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                            (In Thousands)
                                                      1996             1995
                                                  ------------     ------------

Deferred tax assets:
   Net operating loss carryforwards               $     65,994     $     43,957
   Postretirement obligation                            17,579           27,845
   Insurance accruals                                   10,671           11,296
   AMT credit carryforwards                              6,803            7,090
   Restructuring accruals                                4,865            3,442
   Bottle deposit and handling reserves                  1,895            1,794
   Unrealized swap instrument loss                       1,058            1,365
   Allowance for doubtful accounts                       2,317            1,798
   Other, net                                            8,220            6,824
                                                  ------------     ------------
                                                       119,402          105,411
   Valuation allowance for deferred tax assets         (62,926)         (40,342)
                                                  ------------     ------------

Total deferred tax assets                               56,476           65,069

Deferred tax liabilities:
   Depreciation and amortization                        55,359           61,244
   Other, net                                            1,117            3,825
                                                  ------------     ------------

Total deferred tax liabilities                          56,476           65,069
                                                  ------------     ------------

Net deferred taxes                                $          -     $          -
                                                  ============     ============

At December 31, 1996, the Company has a Federal net operating loss carryforward of $146.6 million that expires in 2007 through 2012, subject to certain limitations, and state net operating loss carryforwards of $157.7 million that expire in years 1997 through 2012.

Net income tax payments (refunds) were $(1.7) million and $0.5 million in 1996 and 1995, respectively.

15. CONTINGENCIES

Under the Company's insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company is self-insured, to the extent of significant deductible programs, for losses and liabilities related to workers' compensation, comprehensive general, product and vehicle liability, and for physical damage to specific property resulting from certain events. Losses are accrued based upon the Company's
estimates  of  the  aggregate  liability  for  claims  incurred   using  certain
actuarial assumptions employed in the insurance industry and based on the Company's loss experience and, for certain coverages, considering the time value of money. The Company has provided letters of credit aggregating approximately $21.3 million in connection with certain insurance programs.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




15. CONTINGENCIES (CONTINUED)

The Company invested $1.4 million and $1.0 million in the preferred stock of Southeastern Container Cooperative, a beverage container manufacturing company, during 1996 and 1995, respectively, and has guaranteed debt of the cooperative of approximately $20.3 million at December 31, 1996.

A substantial number of employees, primarily involved in production, warehouse and distribution, operate under collective bargaining agreements with the Company and various union locals. The Company will be negotiating with two such union locals covering approximately 14% of its work force relating to contracts which are scheduled to expire in 1997. While such negotiations have historically been resolved without adverse operational impact, any work disruption arising after contract expiration could have an adverse impact upon the Company. The Company is undertaking precautionary measures to minimize the effect, if any, of a work disruption.

The Company is also involved in certain litigation and has received other notices arising in the ordinary course of business which management believes, based upon the advice of legal counsel retained by the Company, will not have a material effect on the financial position or results of operations of the Company.

16. RELATED PARTIES

The Company purchases sweeteners, syrup, concentrates and finished product from The Coca-Cola Company and participates with it in cooperative advertising, immediate consumption infrastructure and marketing support programs. The Company made net payments to The Coca-Cola Company of approximately $156.1 million and $150.2 million in 1996 and 1995, respectively.

The Company also purchased finished product and/or raw materials from the following entities:

                                                           (In Thousands)
                                                       1996            1995
                                                   ------------    ------------

Southeastern Container Cooperative                    $40,934         $27,412
Coca-Cola Enterprises Inc.                              5,199          10,470

The Company paid $11.3 million in interest to CCFC in 1995 in connection with the Subordinated Term Loan which was extinguished in 1995.

17. PENSION ARRANGEMENTS

The Company and its subsidiaries have a number of defined benefit plans covering most employees. Plans covering non-union employees provide pension benefits that are based on the employees' compensation and years of service. The Company's funding policy is to contribute annually at a rate that is sufficient to satisfy the minimum funding standards of The Employee Retirement Income Security Act of 1974, as amended, plus such additional amounts as management may determine to be appropriate. The Company contributes to multi-employer plans in which it participates pursuant to collective bargaining agreements. The plans provide defined benefits to substantially all of the Company's unionized workers. Amounts charged to pension expense and contributed to the multi-employer plans in 1996 and 1995 aggregated $8.1 million and $7.3 million, respectively.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




17. PENSION ARRANGEMENTS (CONTINUED)

A summary of the components of net periodic pension cost for the defined benefit plans, excluding multi-employer plans, follows:

                                                         (In Thousands)
                                                      1996             1995
                                                  ------------     ------------


Defined benefit plans:
   Service cost of benefits earned
     during the period                            $      2,403     $      1,937
   Interest cost on projected benefit
     obligation                                          3,658            3,317
   Actual return on plan assets                         (5,356)          (9,534)
   Net amortization and deferral                         2,075            6,242
                                                  ------------     ------------

Net periodic pension cost                         $      2,780     $      1,962
                                                  ============     ============

The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets as of December 31, 1996 and 1995 for the Company's defined benefit plans, excluding multi-employer plans:

                                                         (In Thousands)
                                                     1996             1995
                                                 ------------    -------------


Actuarial present value of
  benefit obligations:
   Vested benefit obligation                     $    (37,669)    $    (37,579)
                                                 ============     ============
   Accumulated benefit obligation                $    (38,044)    $    (38,173)
                                                 ============     ============
   Projected benefit obligation                  $    (48,143)    $    (48,612)

Plans' assets at fair value                            49,829           45,334
                                                 ------------     ------------

Plans' assets in excess of (less
  than) projected benefit obligation
                                                        1,686           (3,278)
Unrecognized net gain                                  (7,041)            (995)
Prior service cost not yet recognized
  in net periodic pension cost
                                                        1,421            1,655
Unrecognized portion of initial net
  obligation                                             (767)            (876)
                                                 ------------     ------------

Net pension liability                            $     (4,701)    $     (3,494)
                                                 ============     ============

Certain significant assumptions used in the accounting for the defined benefit plans were:

                                                      1996           1995
                                                  ------------   ------------

Discount rate                                         8.25%          7.50%
Average rate of increase in compensation levels       5.00%          5.00%
Expected long-term rate of return on plan assets      8.75%          8.75%

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




17. PENSION ARRANGEMENTS (CONTINUED)

The plans' assets are primarily invested in listed stocks and bonds.

The Company sponsors a Savings and Investment Plan ("Plan"), which is organized under Section 401(k) of the Internal Revenue Code. The Plan allows management and certain employees who have completed at least one year of service to contribute up to 16% of their salary on a pre-tax basis. The Company contributes an amount equal to 50% of the first 6% contributed by the employee up to the amount permitted by law. A participant's right to Company contributions vests at a rate of 25% upon completion of two years of service and 25% per year thereafter. The Company's cost under this Plan was $1.1 million and $0.9 million in 1996 and 1995, respectively.

18. POSTRETIREMENT BENEFIT PLANS

The Company provides certain retiree health care and life insurance benefits covering substantially all salaried employees and certain employees covered by collective bargaining agreements. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of credited service. The Company does not pre-fund these benefits and has the right to modify or terminate certain of these plans in the future. The postretirement
benefit   expense  for  1996  and  1995  was  $4.9  million  and  $5.8  million, respectively.

In conjunction with the Company's agreement with its Metropolitan New York labor union in its renegotiated collective bargaining agreement during 1996, health and welfare benefits, commencing October 1, 1996, will be provided by the multi-employer plan administered by the trust, operating as the Local 812 Group Insurance Premium Account Program. Such agreement resulted in the Company recognizing a gain on the curtailment of such previously recorded postretirement liability for these employees. Accordingly, an aggregate $26 million of gains were recognized as a reduction in selling, general and administrative expenses in 1996. The Company will commence recognizing postretirement benefit expense as part of the multi-employer plan, in accordance with the renegotiated union contract.

The following postretirement benefit obligations are included in accounts payable and accrued expenses and other long-term liabilities in the consolidated balance sheets at December 31, 1996 and 1995:

                                                         (In Thousands)
                                                     1996            1995
                                                 ------------    ------------


Accumulated postretirement
  benefit obligation:
   Retirees                                      $    (13,534)   $    (30,305)
   Fully eligible active
     plan participants                                 (3,135)         (6,300)
   Other active plan participants                     (14,083)        (30,215)
                                                 ------------    ------------
Total accumulated postretirement
  benefit obligation                                  (30,752)        (66,820)
   Unrecognized net gain from past
     experience different from that assumed
     and from changes in assumptions                   (1,505)         12,601
   Prior service cost not yet recognized in
     net periodic postretirement
     benefit cost                                      (8,257)         (8,882)
                                                 ------------    ------------
Accrued postretirement benefit cost              $    (40,514)   $    (63,101)
                                                 ============    ============

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




18. POSTRETIREMENT BENEFIT PLANS (CONTINUED)

Net periodic postretirement benefit cost for the year ended December 31, 1996 and 1995 included the following components:

                                                      (In Thousands)
                                                  1996              1995
                                              ------------      ------------


Service cost for benefits earned
  during the period                           $      2,061      $      2,013
Interest cost on accumulated
  postretirement benefit obligation                  3,464             4,399
Net amortization and deferral                         (625)             (625)
                                              ------------      ------------

Net periodic postretirement benefit cost      $      4,900      $      5,787
                                              ============      ============

In 1995 and 1996, retiree medical costs were estimated assuming a health care cost trend of 9%, decreasing gradually to 5.5% annually by 2003 and remaining at that level thereafter.

The effect of a one percentage point increase in each future year's assumed medical care cost trend rate, holding all other assumptions constant, would have been to increase the net periodic postretirement benefit cost by $0.8 million and $0.9 million in 1996 and 1995, respectively; and the accrued postretirement benefit obligation by $3.7 million and $8.7 million at December 31, 1996 and 1995, respectively.

The discount rate used to determine the accumulated postretirement benefit obligation was 8.25% and 7.5% at December 31, 1996 and 1995, respectively.

                              REPORT OF INDEPENDENT
                                    AUDITORS






To the Board of Directors and Shareowners of The Coca-Cola Bottling Company of New York, Inc.


We have audited the accompanying consolidated balance sheets of The Coca-Cola Bottling Company of New York, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Coca-Cola Bottling Company of New York, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP

January 27, 1997
Stamford, CT

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.

            UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                June 27, 1997

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)



                                                    JUNE 27,      DECEMBER 31,
                                                      1997            1996
                                                  -------------   -------------
                                                   (Unaudited)

ASSETS
Current
   Cash and cash equivalents ..................     $       -       $      19
   Accounts and other receivables .............        92,639          86,157
   Inventories ................................        28,050          22,316
   Prepaid expenses and other current assets ..         2,891           3,275
                                                    ---------       ---------

         TOTAL CURRENT ASSETS .................       123,580         111,767

Other non-current assets ......................        25,008          24,350
Property, plant and equipment .................       189,470         189,180
Intangible assets .............................       265,747         209,680
                                                    ---------       ---------

                                                    $ 603,805       $ 534,977
                                                    =========       =========



LIABILITIES AND SHAREOWNERS' DEFICIENCY
Current
   Accounts payable and accrued expenses ......     $ 121,589       $ 119,199
   Current maturities of debt .................        34,547          21,024
                                                    ---------       ---------

         TOTAL CURRENT LIABILITIES ............       156,136         140,223

Long-term debt ................................       323,110         265,379
Other long-term liabilities ...................        57,582          55,920
Redeemable preferred stock ....................       189,084         178,965
Shareowners' deficiency .......................      (122,107)       (105,510)
                                                    ---------       ---------

                                                    $ 603,805       $ 534,977
                                                    =========       =========





See Notes to Unaudited Condensed Consolidated Financial Statements.

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                            (Unaudited; In Thousands)





                                                         PERIOD ENDED
                                                 -----------------------------
                                                    JUNE 27,        JUNE 28,
                                                      1997            1996
                                                 -------------   -------------


NET OPERATING REVENUES .........................   $ 379,939       $ 366,026

   Cost of revenues ............................     218,318         238,297
                                                   ---------       ---------

GROSS PROFIT ...................................     161,621         127,729

   Selling, general and administrative
     expenses ..................................     161,100         147,445
                                                   ---------       ---------

OPERATING PROFIT (LOSS) ........................         521         (19,716)

   Interest expense ............................      15,217          13,028
   Other expenses, net .........................         810          (1,234)
   Gain on sale of territory ...................      (9,088)             --
                                                   ---------       ---------

NET LOSS .......................................      (6,418)        (31,510)

   Retained earnings (deficit) at beginning of
     the period.................................    (108,326)        (44,199)
                                                   ---------       ---------
                                                    (114,744)        (75,709)

   Dividends and accretion on redeemable
     preferred stock............................      10,137           9,102
                                                   ---------       ---------

RETAINED DEFICIT AT END OF THE PERIOD ..........   $(124,881)      $ (84,811)
                                                   =========       =========





See Notes to Unaudited Condensed Consolidated Financial Statements.

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited; In Thousands)





                                                            PERIOD ENDED
                                                     ---------------------------
                                                       JUNE 27,       JUNE 28,
                                                         1997           1996
                                                     ------------   ------------


OPERATING ACTIVITIES
   Net loss ........................................   $ (6,418)      $(31,510)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation and amortization ...............     27,809         30,054
       Gain on sale of territory ...................     (9,088)             -
       Non-cash interest ...........................      3,057          3,393
       Other .......................................        878           (573)
       Changes in operating assets and liabilities:
         Accounts and other receivables ............     (6,482)        (9,810)
         Inventories ...............................     (5,734)        (2,522)
         Prepaid expenses and other current assets .        384            (96)
         Accounts payable and accrued expenses .....      2,390         17,519
         Other long-term liabilities ...............      1,662          3,597
                                                       --------       --------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..........      8,458         10,052
                                                       --------       --------

INVESTING ACTIVITIES
   Proceeds from sale of territory .................     14,868              -
   Proceeds from sale of property, plant and
     equipment .....................................          -          2,914
   Purchases of property, plant and equipment ......    (15,400)       (13,888)
   Distribution conversion costs ...................     (1,868)        (3,188)
   Southeastern Container Cooperative ..............       (537)          (677)
   Net increase in other assets ....................     (2,402)          (756)
                                                       --------       --------
NET CASH USED IN INVESTING ACTIVITIES ..............     (5,339)       (15,595)
                                                       --------       --------

FINANCING ACTIVITIES
   Net borrowings on debt ..........................     30,659         10,624
   Payments on obligations to former distributors ..    (33,797)       (16,948)
                                                       --------       --------
NET CASH USED IN FINANCING ACTIVITIES ..............     (3,138)        (6,324)
                                                       --------       --------

DECREASE IN CASH AND CASH EQUIVALENTS ..............        (19)       (11,867)
   Cash and cash equivalents at beginning of
     the period ....................................         19         12,353
                                                       --------       --------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD .....   $      -       $    486
                                                       ========       ========


NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Dividends and accretion on redeemable preferred
     stock..........................................   $ 10,137       $  9,102
   Issuance of capital leases ......................      6,028          1,581
   Acquisition of distributor routes ...............     43,617              -





See Notes to Unaudited Condensed Consolidated Financial Statements.

                THE COCA-COLA BOTTLING COMPANY OF NEW YORK, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.    THE COMPANY

The Coca-Cola Bottling Company of New York, Inc. (Company) is a bottler of products of The Coca-Cola Company, the most popular beverage brands in the world, together with other licensed soft drink products. The Company operates in six states located in the northeastern portion of the United States and serves a population base of approximately 24 million.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's annual report for the year ended December 31, 1996.

                           COCA-COLA BEVERAGES LTD.

                      CONSOLIDATED FINANCIAL STATEMENTS

                              December 31, 1996

                                AUDITORS' REPORT

To the Shareholder of Coca-Cola Beverages Ltd.

We have audited the consolidated balance sheets of Coca-Cola Beverages Ltd. as at December 31, 1996 and 1995 and the consolidated statements of earnings (loss) and retained earnings (deficit) and changes in financial position for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for each of the three years in the period ended December 31, 1996 in accordance with accounting principles generally accepted in Canada.






                                                      /s/ Ernst & Young
                                                      Chartered Accountants

Toronto,  Canada,
January 24, 1997 (except for Notes 5 and
15 which are as at September 12, 1997).

Coca-Cola Beverages Ltd.

                           CONSOLIDATED BALANCE SHEETS


--------------------------------------------------------------------------------
As at December 31,
(in thousands of Canadian dollars)                           1996         1995

ASSETS
CURRENT ASSETS
Cash                                                    $   1,990    $   6,062
Trade accounts receivable, less reserves of
 $2.8 and $4.0 million, respectively (note 2)              40,532       68,155
Inventories (note 3)                                       46,416       46,773
Prepaid expenses and other assets                          15,094       15,646
                                                          104,032      136,636

LAND, BUILDINGS AND EQUIPMENT (note 4)                    239,546      249,723
ASSETS TO BE SOLD                                            --          6,520
DEFERRED INCOME TAXES                                       4,206       19,586
DEFERRED PENSION SURPLUS (note 5)                          24,438       20,041
GOODWILL                                                  199,654      203,916
                                                        $ 571,876    $ 636,422
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Bank indebtedness                                       $   5,373    $     447
Accounts payable and accrued expenses (note 6)            119,611      117,874
Due to related companies (note 7)                          13,311       19,215
                                                          138,295      137,536

LONG-TERM DEBT (notes 8 & 9)                              375,000      410,000
                                                          513,295      547,536


SHAREHOLDERS' EQUITY (note 10)
Commons Shares - 40,561,590 outstanding
 (1995 - 40,150,491)                                      221,873      218,734
First Preferred Shares, Series A - Nil
 outstanding (1995 - 90)                                        0       44,702
Contributed surplus                                         4,143        4,441
Deficit                                                  (167,435)    (178,991)
                                                           58,581       88,886
                                                        $ 571,876    $ 636,422
================================================================================

See accompanying notes.

Coca-Cola Beverages Ltd.

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                         AND RETAINED EARNINGS (DEFICIT)

--------------------------------------------------------------------------------
Years ended December 31,
(in thousands of Canadian dollars
except per share amounts)                       1996         1995         1994
--------------------------------------------------------------------------------

EARNINGS (LOSS)

Net operating revenues                     $ 956,727    $ 929,840    $ 855,181
Cost of sales                                609,969      587,175      540,771
Gross profit                                 346,758      342,665      314,410

Selling, general and
  administrative expenses                    275,756      275,998      285,054
Amortization of goodwill                       6,312        6,285        6,291
Operating income                              64,690       60,382       23,065

Interest expense                              30,827       44,265       37,667
Other deductions                               3,713        1,984          724
Income (loss) before income taxes             30,150       14,133      (15,326)

Income tax expense (note 11)                  17,323       10,133          666
NET INCOME (LOSS) FOR THE YEAR                12,827        4,000      (15,992)

Preferred share dividends                      1,271        3,463        2,739

Net income (loss) available
  to common shareholders                   $  11,556    $     537    $ (18,731)
================================================================================

Net income (loss) per common
  share (note 1)                           $    0.29    $    0.01    $   (0.47)
================================================================================




RETAINED EARNINGS (DEFICIT)


Balance at beginning of the year           $(178,991)   $(179,528)   $(160,797)
Net income (loss) for the year                12,827        4,000      (15,992)
Preferred share dividends                     (1,271)      (3,463)      (2,739)
Balance at end of the year                 $(167,435)   $(178,991)   $(179,528)
================================================================================

See accompanying notes.

Coca-Cola Beverages Ltd.

                       CONSOLIDATED STATEMENTS OF CHANGES
                              IN FINANCIAL POSITION


Years ended December 31,
(in thousands of Canadian dollars)              1996         1995         1994
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income (loss) for the year             $  12,827    $   4,000    $ (15,992)
Non-cash charges to operations
  excluding restructuring:
    Depreciation                              33,508       33,980       35,909
    Amortization expense                      11,822        8,679        7,202
    Loss on disposal of land,
      buildings and equipment                  3,154        1,433          724
    Deferred income taxes                     15,380        7,965       (2,046)
    Pension income                            (4,397)      (6,458)      (2,800)
--------------------------------------------------------------------------------
                                              72,294       49,599       22,997

Net change in non-cash working capital
  before restructuring (Note 13)              19,127          499      (20,239)
--------------------------------------------------------------------------------
Net cash provided from operating
  activities (before restructuring)           91,421       50,098        2,758

Net cash provided from (used for)
  restructuring                                6,470        7,755      (21,390)
--------------------------------------------------------------------------------
                                              97,891       57,853      (18,632)
--------------------------------------------------------------------------------

INVESTMENT ACTIVITIES
Additions to land, buildings
  and equipment                              (30,007)     (25,075)     (29,436)
Proceeds on disposal of land,
  buildings and equipment                      3,300       10,882        2,574
Purchase of distributor rights                (2,050)        (856)           -
--------------------------------------------------------------------------------
                                             (28,757)     (15,049)     (26,862)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Additions to long-term debt                   15,000       30,000      140,000
Net decrease to long-term debt               (50,000)     (48,000)    (123,512)
Redemption/repurchase of
  preferred shares                           (44,702)      (5,000)           -
(Decrease)/increase in
  contributed capital                           (298)         750            -
Issuance of share capital                      3,139          192           56
Dividends                                     (1,271)      (3,463)      (2,739)
--------------------------------------------------------------------------------
                                             (78,132)     (25,521)      13,805
--------------------------------------------------------------------------------

(DECREASE)/INCREASE IN CASH POSITION          (8,998)      17,283      (31,689)
CASH POSITION AT BEGINNING OF THE YEAR         5,615      (11,668)      20,021
--------------------------------------------------------------------------------
CASH POSITION AT END OF THE YEAR           $  (3,383)   $   5,615    $ (11,668)
================================================================================

REPRESENTED BY:
Cash                                       $   1,990    $   6,062    $   2,789
Bank indebtedness                             (5,373)        (447)     (14,457)
--------------------------------------------------------------------------------
                                           $  (3,383)   $   5,615    $ (11,668)
================================================================================

See accompanying notes.

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform in all material respects with accounting principles generally accepted in the United States except as noted in note 14.

BASIS OF PRESENTATION. Coca-Cola Beverages Ltd. (the Company) is incorporated under the Canada Business Corporations Act. The Company sells, distributes and produces soft drink products and other beverages in Canada under license agreements with Coca-Cola Ltd. (CCL) and other companies. CCL owns approximately 48% of the outstanding common shares of the Company and is an indirect wholly owned subsidiary of The Coca-Cola Company of Atlanta, Georgia, U.S.A. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Coca-Cola Bottling Ltd. Management of the Company is required to make estimates in the preparation of the consolidated financial statements and accompanying notes that affect reported amounts. Actual results could differ from these estimates.

CASH. Cash is defined as cash on account or on hand plus demand deposits and short-term investments with maturities of three months or less. Outstanding cheques are classified as accounts payable.

INVENTORIES. Inventories are stated at the lower of standard cost and net realizable value. Standard cost approximates actual cost.

LAND, BUILDINGS AND EQUIPMENT. Land, buildings and equipment are carried at cost. Depreciation is calculated on a straight-line basis over the following estimated useful lives of the assets:

--------------------------------------------------------------------------------
                                                                         Years
--------------------------------------------------------------------------------
Buildings and improvements                                              5 - 40
Machinery and equipment                                                 5 - 12
Containers                                                                   3
--------------------------------------------------------------------------------

GOODWILL. The excess of the cost of acquisitions over the fair value assigned to identifiable net tangible assets acquired is allocated to goodwill. Goodwill is stated on the basis of cost, less accumulated amortization of $55.0 million (1995 - $48.7 million, 1994 - $42.4 million) and is amortized on a straight-line basis over 40 years.

An evaluation to determine the amount of goodwill impairment, if any, is measured on the basis of estimated future undiscounted cash flows associated with the asset. The estimated future undiscounted cash flows is compared to the asset's carrying value to determine whether a write-down is required.

PENSION COSTS. The cost of pension benefits earned by employees is determined by using the projected benefit method prorated on services and is charged to earnings as services are rendered. The cost reflects management's best estimates of the expected investment yield on pension plan assets, wages and salary escalation and various other factors including mortality rates, terminations and retirement ages. The excess value of pension fund assets over the actuarially determined present value of accrued pension obligations is amortized, using the mortgage rate basis, over the expected fourteen-year average remaining service life of pension plan members. Pension fund assets are valued at current market values.

INCOME TAXES. The deferral method is used in accounting for income taxes, whereby timing differences between income reported in the consolidated financial statements and taxable income result in deferred income taxes. Such timing differences occur when revenue or expenses are recognized in the Company's earnings in one year and are included in taxable income in another year.

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars

INTEREST RATE HEDGING. The Company uses various financial instruments including forward rate agreements, swaps and caps to hedge interest rates on debt obligations. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense related to the debt obligations. The Company does not speculate in the market by taking positions unrelated to the business of the Company.

EARNINGS PER SHARE. Earnings per share are calculated on the weighted average number of common shares outstanding during the year which amounted to 40,353,516 shares (1995 - 40,123,538; 1994 - 40,108,306).

2. SALE OF RECEIVABLES

The Company has an agreement with a financial institution whereby the Company can sell up to $75.0 million of a designated pool of accounts receivable. As at December 31, 1996, the Company had sold an interest representing $66.1 million (1995 - $55.2 million, 1994 - $56.1 million) of receivables for cash proceeds of $60.0 million (1995 - $50.0 million, 1994 - $51.0 million). The $6.1 million balance is an initial purchase discount from the face value of the receivables and a deferred purchase price which is payable to the Company upon final collection of receivables, net of losses and certain other deductions. Subsequent collections received by the Company are replaced by new receivables to maintain the aggregate outstanding balance for the amounts in which an interest was sold. These collections are offset against the purchase price for the replacement receivables and the difference, being the applicable purchase discount, is paid by the Company to the purchaser. The purchase discount, which approximates the current Bankers' Acceptance rates is calculated monthly, and is charged to interest expense. The Company is responsible for collection of the accounts during the term of the agreement for which it receives a collection fee. The agreement is scheduled to expire in 2002 although both parties have a right of termination at any time subject to defined notification arrangements.

3. INVENTORIES

(in thousands of Canadian dollars)                           1996         1995
--------------------------------------------------------------------------------
Finished goods                                          $  25,153    $  26,803
Raw materials                                              15,847       18,239
Other                                                       5,416        1,731
--------------------------------------------------------------------------------
                                                        $  46,416    $  46,773
--------------------------------------------------------------------------------


4. LAND, BUILDINGS AND EQUIPMENT

                                                           1996
                                            ------------------------------------
(in thousands of                                       ACCUMULATED    NET BOOK
Canadian dollars)                               COST   DEPRECIATION      VALUE
--------------------------------------------------------------------------------
Land                                        $ 11,967     $      -     $ 11,967
Buildings and improvements                    88,720       24,132       64,588
Machinery and equipment                      403,365      241,974      161,391
Containers                                     3,953        2,353        1,600
--------------------------------------------------------------------------------
                                            $508,005     $268,459     $239,546
--------------------------------------------------------------------------------

(CONTINUED)

                                                           1995
                                            ------------------------------------
(in thousands of                                       Accumulated    Net Book
Canadian dollars)                               Cost   Depreciation      Value
--------------------------------------------------------------------------------
Land                                        $ 12,178     $      -     $ 12,178
Buildings and improvements                    88,469       21,868       66,601
Machinery and equipment                      424,615      253,999      170,616
Containers                                     2,077        1,749          328
--------------------------------------------------------------------------------
                                            $527,339     $277,616     $249,723
--------------------------------------------------------------------------------

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars

5. PENSION PLANS

The Company has various pension plans, including five defined benefit plans, covering substantially all employees. The benefits related to the defined benefit plans are based on years of service and employee compensation. With respect to the defined benefit plans, the Company bears the risk of loss for any shortfall between the value of the pension benefit obligation and the market value of the plan assets. The Company's policy is to fund no less than the minimum contribution required by applicable regulations. Risk is managed by placing all plan assets in trust and directing investments pursuant to the Statement of Investment Policies and Goals which defines the allowable investments for the pension funds. Pension plan assets include 1,176,000 shares of the Company, with a market value of $17.9 million (1995 - $9.8 million.)

Based on the most recent actuarial valuation, dated December 31, 1994 using assumptions amended as of September 8, 1997, the obligations and assets of the defined pension plans are as follows:

(in thousands of Canadian dollars)                           1996         1995
--------------------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS:
Vested                                                  $ 133,642    $ 133,263
Non-vested                                                  8,072        7,912
--------------------------------------------------------------------------------
Accumulated benefit obligation                            141,714      141,175

Effect of future compensation increases                    15,995       15,793
--------------------------------------------------------------------------------
Projected benefit obligation                              157,709      156,968

MARKET VALUE OF PENSION PLAN ASSETS,
  primarily listed equities, bonds and                    243,840      217,188
  government securities
--------------------------------------------------------------------------------
Plan assets in excess of projected
  benefit obligation                                       86,131       60,220
--------------------------------------------------------------------------------

Credits (charges) to future income
  Unrecognized net gain                                    36,752       12,101
  Unrecognized initial surplus                             23,409       26,420
  Unrecognized past service cost                             (344)        (370)
  Other                                                     1,876        2,028
--------------------------------------------------------------------------------
Pension asset                                           $  24,438    $  20,041
================================================================================


Significant actuarial assumptions used in determining the projected benefit obligation are as follows:

                                                             1996         1995
--------------------------------------------------------------------------------
Discount rate                                                 7.5%         7.5%
Expected rate of return on pension plan assets                9.0%         9.0%
Rate of increase in future compensation                       5.5%         5.5%
--------------------------------------------------------------------------------

The amount of income recognized before income taxes in respect of these plans was $4.4 million (1995 - $6.5 million, 1994 - $2.8 million).

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars



6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, accounts payable and accrued expenses consist of the following:

(in thousands of Canadian dollars)                           1996         1995
--------------------------------------------------------------------------------
Trade accounts payable                                  $  50,343    $  45,059
Accrued compensation costs                                  6,852        7,585
Accrued interest                                              665        1,268
Accrued taxes                                              11,482        7,589
Deposits on containers                                      5,035        4,011
Additional accrued expenses                                45,234       52,362
--------------------------------------------------------------------------------
                                                        $ 119,611    $ 117,874
================================================================================



7. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company purchased concentrates and finished product from a subsidiary of The Coca-Cola Company amounting to $127.9 million in 1996 (1995 - $128.7 million, 1994 - $124.9 million) which amount was charged to the Company's cost of sales. The cost of these purchases is inclusive of the costs of national advertising and certain other promotional programs. In 1996 the Company received $9.2 million (1995 - $3.3 million, 1994 - $3.4 million) in financial support from CCL to engage in a variety of local promotional programs.

The Company provides certain services to CCL, such as business analysis and development, administration, telecommunications and data processing as well as the use of office space. In 1996, total consideration paid to the Company by CCL in respect of these services was $6.2 million (1995 - $6.1 million, 1994 - $8.2 million). This amount was credited to the Company's selling, general and administrative expenses.

The Company also purchased from The Minute Maid Company Canada Inc. (formerly Coca-Cola Foods Canada Inc.), a subsidiary of CCL, concentrates and finished product totaling $41.7 million (1995 - $41.3 million, 1994 $17.5 million). In 1996, the Company also purchased from The Coca-Cola Trading Company, a subsidiary of The Coca-Cola Company, concentrates totaling $4.2 million (1995 - $2.8 million, 1994 - nil). These amounts were charged to the Company's cost of sales.

As at December 31, 1996, the Company had $13.3 million (1995 - $19.2 million) payable to related companies. All purchase and sale transactions with related companies are based on similar terms and conditions as those transacted with third parties.

In May 1996, the Company repaid the $50.0 million subordinated debt from Coca-Cola Financial Corporation, a subsidiary of The Coca-Cola Company.

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars

8. LONG-TERM DEBT

(in thousands of Canadian dollars)                           1996         1995
--------------------------------------------------------------------------------
Bankers' Acceptances                                    $ 375,000    $ 360,000
Subordinated Debt, 2000                                         -       50,000
--------------------------------------------------------------------------------
                                                        $ 375,000    $ 410,000
================================================================================


In April 1996, the Company renegotiated its $400.0 million five-year term loan into an annually revolving line of credit under a credit facility of a maximum of $425.0 million (the Credit Facility) with the option to convert the Credit Facility at any time to a five-year term loan. The Bankers' Acceptances outstanding under the Credit Facility mature at various dates between January and March 1997.

As at December 31, 1996, the Company had $375.0 million (1995 - $360.0 million) outstanding in Bankers' Acceptances at floating interest rates of which $360.0 million (1995 - $320.0 million) were fixed by interest rate conversion agreements. The effective weighted average interest rate on total Bankers' Acceptances at December 31, 1996 was 5.0% (1995 - 8.0%).

The Company has demand operating lines of $30.0 million to cover bank indebtedness. Amounts drawn through bank overdraft carry interest of prime and the average rate of interest for 1996 was 6.0% (1995 - 8.75%).

9. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, all current liabilities, long-term debt and interest rate swaps and caps.

At December 31, 1996, the fair value of the Company's financial instruments other than long-term debt approximated their carrying amount, due to the short-term maturity of these instruments. The carrying amounts of these short-term instruments represent the amount at which the instrument could be exchanged in a current arm's-length transaction between willing parties. The Company does not have any significant exposure to any individual customer or counterparty under these instruments.

The carrying value and fair value of the Company's long-term debt at December 31 are as follows:

                                            1996                   1995
                                    Carrying       Fair    Carrying       Fair
(in thousands of Canadian dollars)    Amount      Value      Amount      Value
--------------------------------------------------------------------------------
Long-term debt
 - variable rate
    Bankers' Acceptances            $375,000   $375,000    $410,000   $410,000
 - interest rate swap
    and cap agreements                     -      4,556           -      1,022
--------------------------------------------------------------------------------
                                    $375,000   $379,556    $410,000   $411,022
================================================================================

As at December 31, 1996, the Company had $180.0 million of swap agreements and $180.0 million of caps outstanding to fix the interest rates on $360.0 million (1995 - $370.0 million) of its floating rate long-term debt obligation. These financial instruments have interest rates ranging from 4.99% to 6.5% and mature as follows: within one year - $130.0 million; between two and five years - $230.0 million. The fair value of these financial instruments is calculated on a replacement cost valuation based on prevailing interest rates in the Canadian financial marketplace. This fair value represents the amount that the Company would have received/paid on December 31, 1996 to settle these instruments prior to their expiry dates. As at December 31, 1996, the Company had no plans to settle any of its financial instruments prior to their expiry dates.

6Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars


The differential between the negotiated and market interest rates to be paid or received is accrued as the market interest rates change and is recognized as an adjustment to interest expense related to the debt obligations. In 1996, the cost of all premiums paid and received by the Company was $3.6 million (1995 - $1.0 million).

10. SHARE CAPITAL

Authorized:       Unlimited number of Common Shares;
                  Unlimited number of First Preferred Shares.

Issued:
(in thousands of Canadian dollars                 1996                         1995                      1994
------------------------------------------------------------------------------------------------------------------------
except share amounts)                      SHARES       AMOUNT         Shares       Amount        Shares        Amount
------------------------------------------------------------------------------------------------------------------------
COMMON SHARES
Balance, beginning of the year         40,150,491    $ 218,734     40,114,485    $ 218,542    40,102,666     $ 218,486
Shares issued during the year             411,099        3,139         36,006          192        11,819            56
------------------------------------------------------------------------------------------------------------------------
Balance, end of the year               40,561,590      221,873     40,150,491      218,734    40,114,485       218,542
------------------------------------------------------------------------------------------------------------------------

FIRST PREFERRED SHARES, SERIES A
Balance, beginning of the year                 90       44,702            100       49,702           100        49,702
Shares repurchased during the year            (90)     (44,702)           (10)      (5,000)            -             -
------------------------------------------------------------------------------------------------------------------------
Balance, end of the year                        -            -             90       44,702           100        49,702
------------------------------------------------------------------------------------------------------------------------

Contributed surplus                                      4,143                       4,441                       3,691
------------------------------------------------------------------------------------------------------------------------

Total share capital                                  $ 226,016                   $ 267,877                   $ 271,935
========================================================================================================================

In June 1996,  the  Company  redeemed  all of the  outstanding  First  Preferred
Shares, Series A (1995 - 10 shares repurchased) at a redemption price of $500,000 per share (1995 - $425,000 per share) plus accrued dividends. A total of 90 shares were redeemed for an aggregate redemption price of $45.0 million (1995 - $4.3 million). The dividend rate on the First Preferred Shares, Series A, was determined in accordance with the terms and provisions of the shares and averaged 5.7% for January to June 20, 1996 (1995 - 7.4%).

Contributed surplus decreased by $0.3 million in 1996 (1995 - $0.7 million increase) as a result of the redemption of the First Preferred Shares, Series A.

The Company has granted options in respect of common shares in favour of certain directors, officers and employees of the Company as summarized below:

                                                 1996                      1995                       1994
------------------------------------------------------------------------------------------------------------------------
                                                      WTD. AVG.                  Wtd. Avg.                  Wtd. Avg.
                                          SHARES      EX. PRICE     Shares       Ex. Price      Shares      Ex. Price
------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT BEGINNING OF YEAR       3,115,924        5.80      2,378,000         6.01       2,126,750      6.32
Granted                                  794,928       10.41        893,500         5.32         493,500      5.24
Exercised                               (411,099)       7.63        (36,006)        5.37         (11,819)     4.80
Forfeited                                (96,968)       5.58       (119,570)        6.59        (230,431)     7.18
------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT END OF YEAR             3,402,749        6.66      3,115,924         5.80       2,378,000      6.01
========================================================================================================================


Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars



Stock options outstanding at December 31, 1996 are as follows:


                          Options Outstanding            Options Exercisable
                 -------------------------------------------------------------
                    Number     Wtd. Avg.                 Number        Wtd
    Range of     Outstanding   Remaining   Wtd. Avg.  Exercisable      Avg.
    Exercise          at      Contractual  Exercise        at        Exercise
     Prices       12/31/1996      Life       Price     12/31/1996     Price
------------------------------------------------------------------------------
 $3.75 to  $5.00    351,346    6.0 years      4.52        349,223       4.51
 $5.00 to $10.00  2,809,903    7.6 years      6.27      1,922,240       5.73
$10.00 to $15.00     58,000    4.7 years     11.51         48,000      11.55
$15.00 to $20.00    183,500   10.0 years     15.18              -          -
------------------------------------------------------------------------------
 $3.75 to $20.00  3,402,749    7.5 years      6.66      2,319,463       5.67
==============================================================================

The exercise of these options would not have a material dilutive effect on earnings per share.


11. INCOME TAXES

A reconciliation of the combined basic federal and provincial income tax rates to the related effective rates is as follows:

                                            1996          1995         1994
------------------------------------------------------------------------------
Combined basic federal and
 provincial rates                           44.5%         44.5%        44.5%
Increase (decrease) resulting from:
   Manufacturing and processing
     profits deductions                     (3.7)         (3.7)        (4.2)
   Non-deductible amortization
     of goodwill                             8.3          17.5        (16.9)
   Large corporations tax                    3.8           7.6         (7.7)
   Non-deductible reserves                   3.9           5.7        (18.9)
   Other, net                                0.7           0.1         (1.1)
------------------------------------------------------------------------------
Effective rates                             57.5%         71.7%        (4.3)%
==============================================================================

As at December 31, 1996, the Company had $39.1 million (1995 - $41.5 million) excess of undepreciated capital cost of its buildings and equipment over the net book value of these assets. This excess is available to reduce future years' earnings for income tax purposes. The Company also has non-capital losses, carried forward for tax purposes, of $27.7 million (1995 - $55.3 million) the benefit of which has not been reflected in the accounts. All non-capital losses are available for carryforward through their expiration in years 1999 through 2001.

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars


12. LEASE COMMITMENTS

The Company has entered into various operating leases for certain of its premises, computer equipment, vending equipment and coolers, manufacturing equipment and motor vehicles. Operating lease expenses during the year were $14.6 million (1995 - $10.0 million, 1994 - $6.4 million). Future minimum payments under these leases are as follows:

(in thousands of Canadian dollars)
--------------------------------------------------------------------------------
1997                                                                  $ 15,362
1998                                                                    13,436
1999                                                                    10,673
2000                                                                     7,015
2001                                                                     5,171
thereafter                                                              10,103
--------------------------------------------------------------------------------
                                                                      $ 61,760
================================================================================


13.  SUPPLEMENTAL CASH FLOW INFORMATION

Changes in current assets and liabilities pertaining to operating activities were as follows:

(in thousands of Canadian dollars)         1996          1995          1994
-----------------------------------------------------------------------------
CURRENT ASSETS
Trade accounts receivable              $ 27,623      $ 22,784      $(23,942)
Inventories                                 357         1,798         3,053
Prepaid expenses and other assets           552         2,180        (4,214)
-----------------------------------------------------------------------------
                                         28,532        26,762       (25,103)
-----------------------------------------------------------------------------

CURRENT LIABILITIES
Accounts payable                          5,284        (7,313)        2,698
Accrued expenses                         (3,547)        1,173       (38,996)
Due to related companies                 (5,904)      (17,724)       12,349
Other                                    (5,238)       (2,399)       28,813
-----------------------------------------------------------------------------
                                         (9,405)      (26,263)        4,864
-----------------------------------------------------------------------------
                                       $ 19,127      $    499      $(20,239)
=============================================================================

Cash payments during the year
were as follows:

(in thousands of Canadian dollars)         1996          1995          1994
-----------------------------------------------------------------------------

Interest                               $ 31,130      $ 43,584      $ 38,582
=============================================================================

Income taxes                           $  3,320      $  4,389      $  3,947
=============================================================================

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars


14.  UNITED STATES ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which conform in all material respects with those in the United States (U.S. GAAP), except as follows:

EARNINGS PER SHARE Under U.S. GAAP, primary earnings per share is determined as if all dilutive common stock equivalents, such as stock options, were exercised at the beginning of the year, and that the funds obtained were used to purchase common stock of the Company at the average market price during the year. Fully diluted earnings per share assumes that the proceeds from the issuance of dilutive common stock equivalents were used to purchase the Company's common stock at the higher of its market value at the end of the year or the average during the year.

POSTRETIREMENT BENEFITS The Company sponsors an unfunded defined benefit postretirement plan providing healthcare and life insurance benefits to substantially all employees who retire after qualifying for such benefits. For Canadian GAAP purposes amounts paid out in benefits are treated as a period expense. Post retirement benefits expense included in the reconciliation to U.S. GAAP is comprised of the following components:

(in thousands of Canadian dollars)                       1996             1995
--------------------------------------------------------------------------------
Service cost attributed to
  service during the year                            $    527         $    490
Interest cost on accumulated
  postretirement benfit obligation                      1,701            1,602
Recognition of transitional obligation                     --           21,250
--------------------------------------------------------------------------------
Postretirement benefits expense                      $  2,228         $ 23,342
================================================================================


Amounts recognized in the consolidated balance sheets reconciled to U.S. GAAP at December 31 represent unfunded previously expensed obligations as follows:

(in thousands of Canadian dollars)                        1996            1995
--------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
  Retirees                                            $ 11,024        $ 10,386
  Active plan participants eligible to retire            2,834           2,670
  Other active plan participants                        10,104           9,520
--------------------------------------------------------------------------------
Total accumulated postretirement
  benefits obligation                                 $ 23,962        $ 22,576
================================================================================

Significant   actuarial   assumptions   used   in  determining  the  accumulated
postretirement benefit obligation are as follows:

                                                           1996           1995
--------------------------------------------------------------------------------
Discount rate                                               7.5%           7.5%
Rate of increase in cost of benefits                        5.5%           5.5%
--------------------------------------------------------------------------------

The effect of a 1% increase in the assumed healthcare cost trend rate is not significant.

INCOME TAXES For reconciliation purposes to U.S. GAAP, the Company has applied the provisions of SFAS 109 "Accounting for Income Taxes", whereby the liability method is used in accounting for income taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars


Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

(in thousands of Canadian dollars)                        1996            1995
--------------------------------------------------------------------------------
Deferred tax assets
   Fixed assets                                      $  21,144       $  21,837
   Restructuring costs                                   7,170          13,426
   Postretirement benefits                              10,543           9,933
   Non-capital loss carry forwards                       5,263          10,700
--------------------------------------------------------------------------------
                                                        44,120          55,896
   Valuation allowance for deferred tax assets         (17,988)        (16,530)
--------------------------------------------------------------------------------
Total deferred tax assets                               26,132          39,366

Deferred tax liabilities
   Pension surplus                                     (10,904)         (8,934)
--------------------------------------------------------------------------------

Net deferred tax asset                               $  15,228       $  30,432
--------------------------------------------------------------------------------


STOCK-BASED COMPENSATION For reconciliation purposes to U.S. GAAP, the Company has chosen to follow APB 25 in accounting for employee stock options. The exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant and accordingly no compensation expense has been included in the Company's reconciliation of net income under U.S. GAAP.

NEW PRONOUNCEMENTS The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ('SFAS 125') and No. 128 "Earnings per Share" ('SFAS 128'). SFAS 125 and 128 are effective for the Company's December 31, 1997 year end. The Company has not determined the impact, if any, of SFAS 125 or 128 on its consolidated financial statements.

The following table reconciles net income and shareholders' equity as presented under Canadian GAAP in these consolidated financial statements to what would have been reported had the consolidated financial statements been prepared under United States GAAP.

                      Net Income (Loss) Available to
(in thousands of            Common Shareholders        Shareholders' Equity
Canadian dollars)      1996         1995        1994        1996          1995
--------------------------------------------------------------------------------
Canadian GAAP      $ 11,556   $     537    $ (18,731)  $  58,581     $  88,886

Income tax
 provision              176      10,846        1,578      11,022        10,846

Postretirement
  benefits cost      (1,386)    (22,576)           -     (23,962)      (22,576)
--------------------------------------------------------------------------------
                   $ 10,346   $ (11,193)   $ (17,153)  $  45,641     $  77,156
================================================================================

Net income
 (loss) per
 common share
   Primary             0.25       (0.28)       (0.43)
   Fully-diluted       0.24       (0.28)       (0.43)
================================================================================


CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION The definition of cash used in the consolidated statement of changes in financial position includes
cash  less  bank  indebtedness.   Under  U.S.  GAAP,  cash  would

Coca-Cola Beverages Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Years ended December 31, 1996, 1995 and 1994
In Canadian dollars


exclude bank indebtedness of $5.4 million (1995 - $0.4 million, 1994 - $14.5 million) and changes in bank indebtedness would be disclosed as a financing activity.

STOCK-BASED COMPENSATION PLANS FASB Statement No. 123 "Accounting for Stock-Based Compensation" (SFAS 123) provides guidelines as to the disclosure and calculation of the cost of stock-based compensation plans. The current status of the Company's stock option plan is outlined in note 10. Generally, options granted under the Company's stock option plan are granted at the market value of the stock on the date of issue, vest over a three-year period and expire ten years subsequent to award. Under SFAS 123, the fair value of options granted in 1995 and 1996 is calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 28%, a risk free interest rate of 6.2% and an expected life of 10 years. The resulting weighted average fair value of options issued in 1996 is $5.76 (1995 - $2.92).

If compensation cost for the Company's 1996 and 1995 stock-based compensation plans had been determined on a basis consistent with SFAS 123, the Company's net income and net income per common share would approximate:

                                      1996                       1995
(in thousands
of Canadian dollars
except per
share amounts)              As Reported   Pro Form   As Reported     Pro Forma
-------------------------------------------------------------------------------

Net Income - U.S. GAAP         $10,346      $8,592     $(11,193)     $(11,927)
-------------------------------------------------------------------------------

Net Income per Common
  Share - U.S.GAAP                0.25        0.20        (0.28)        (0.30)
-------------------------------------------------------------------------------


15.   SUBSEQUENT EVENT

On August 7, 1997, Enterprises KOC Acquisition Company Ltd. (the "Offeror"), a wholly-owned subsidiary of Coca-Cola Enterprises Inc. of Atlanta, Georgia, U.S.A. purchased all of the common shares of the Company owned by CCL. In connection with this change, all outstanding options issued under the Company's stock option plan were fully exercisable. On September 11, 1997 the Offeror took up and paid for all of the common shares of the Company deposited under its offer to purchase dated August 13, 1997. The Offeror acquired the remaining outstanding common shares of the Company in accordance with statutory compulsory acquisition provisions. On September 12, 1997 the Company's Board of Directors and certain officers resigned and new directors and officers were appointed.

16.  COMPARATIVE FIGURES

Certain 1995 and 1994 comparative figures have been reclassified to reflect the presentation adopted in 1996.

                           COCA-COLA BEVERAGES LTD.

            UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                June 28, 1997

================================================================================

                            COCA-COLA BEVERAGES LTD.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands of Canadian dollars)

================================================================================

                                                 Unaudited
                                                  June 28,      December 31,
                                                   1997            1996
                                               -------------   -------------
ASSETS
CURRENT ASSETS
Cash                                             $   1,798       $   1,990
Trade accounts receivable, net                      44,395          40,532
Inventories                                         68,556          46,416
Prepaid expenses and other assets                   16,802          15,094
                                                 ---------       ---------
                                                   131,551         104,032

LAND, BUILDINGS AND EQUIPMENT                      241,396         239,546
DEFERRED INCOME TAXES                                    -           4,206
DEFERRED PENSION SURPLUS                            27,218          24,438
GOODWILL                                           196,626         199,654
                                                 ---------       ---------
                                                 $ 596,791       $ 571,876
                                                 =========       =========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Bank indebtedness                                $  10,673       $   5,373
Accounts payable and accrued expenses              129,665         119,611
Due to related companies                            19,064          13,311
                                                 ---------       ---------
                                                   159,402         138,295

LONG-TERM DEBT                                     370,000         375,000

DEFERRED INCOME TAXES                                  773               -

SHAREHOLDERS' EQUITY
Share capital                                      226,938         226,016
Deficit                                           (160,322)       (167,435)
                                                 ---------       ---------
                                                    66,616          58,581
                                                 ---------       ---------
                                                 $ 596,791       $ 571,876
                                                 =========       =========


See Notes to Unaudited Condensed Consolidated Financial Statements.

================================================================================

                            COCA-COLA BEVERAGES LTD.


                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                          UNAUDITED SIX MONTHS ENDED
              (in thousands of Canadian dollars except per share amounts)

================================================================================





                                                    June 28,        June 29,
                                                      1997            1996
                                                  ------------    ------------
Net operating revenues                              $455,949        $451,906
Cost of sales                                        285,184         285,147
                                                    --------        --------
Gross profit                                         170,765         166,759

Selling, general and administrative expenses         139,010         138,045
Amortization of goodwill                               3,177           3,150
                                                    --------        --------
Operating income                                      28,578          25,564

Interest expense                                      11,970          17,307
Other deductions                                       4,306           1,680
                                                    --------        --------

Income before income taxes                            12,302           6,577

Income tax expense                                     5,189           5,238
                                                    --------        --------

NET INCOME                                             7,113           1,339

Preferred share dividends                                  -           1,271

                                                    --------        --------

Net income available to common shareholders         $  7,113        $     68
                                                    ========        ========

Net income per common share                         $   0.17        $      -
                                                    ========        ========

See Notes to Unaudited Condensed Consolidated Financial Statements.

================================================================================

                            COCA-COLA BEVERAGES LTD.


       CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                          UNAUDITED SIX MONTHS ENDED
           (in thousands of Canadian dollars except per share amounts)

================================================================================

                                                     June 28,       June 29,
                                                       1997           1996
                                                   ------------   ------------

   OPERATING ACTIVITIES
   Net income                                        $  7,113       $  1,339
   Non-cash charges to operations
      excluding restructuring:
      Depreciation and other
      non-cash expenses                                17,077         16,821
      Amortization of goodwill and
      other amortization expense                        3,177          4,990
      Loss on disposal of land,
      buildings and equipment                             323          1,450
      Deferred income taxes                             4,979          3,890
      Pension income                                   (2,778)        (2,198)
                                                     --------       --------
                                                       29,891         26,292

   Net change in non-cash
   working capital                                    (11,905)        (1,974)
                                                     --------       --------

   Net cash provided from
   operating activities                                17,986         24,318
                                                     --------       --------

   INVESTMENT ACTIVITIES
   Additions to land, buildings
   and equipment                                      (22,676)       (11,813)
   Proceeds on disposal of land,
   buildings and equipment                              3,426          1,226
   Purchase of distributor rights                        (150)             -
                                                     --------       --------

                                                      (19,400)       (10,587)
                                                     --------       --------

   FINANCING ACTIVITIES
   (Decrease) Increase to long-term debt               (5,000)        14,600
   Repurchase of preferred shares                           -        (45,000)
   Issuance of share capital                              922          1,471
                                                     --------       --------

                                                       (4,078)       (28,929)
                                                     --------       --------

   DIVIDENDS                                                -         (1,271)
                                                     --------       --------
   DECREASE IN CASH POSITION                           (5,492)       (16,469)

   CASH POSITION AT BEGINNING
   OF THE PERIOD                                       (3,383)         5,615
                                                     --------       --------

                                                     $ (8,875)      $(10,854)
                                                     ========       ========


   CASH POSITION AT END
   OF THE PERIOD

   REPRESENTED BY:
   Cash                                              $  1,798       $  9,309
   Bank indebtedness                                  (10,673)       (20,163)
                                                     --------       --------

                                                     $ (8,875)      $(10,854)
                                                     ========       ========


See Notes to Unaudited Condensed Consolidated Financial Statements.

                            COCA-COLA BEVERAGES LTD.

      NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP) for interim financial information. Accordingly, they do not include all information and footnotes required by Canadian GAAP for complete financial statements. Canadian GAAP principles conform in all material respects with accounting principles generally accepted in the United States except as noted in note 2. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's annual report for the year ended December 31, 1996.

BASIS OF PRESENTATION - Coca-Cola Beverages Ltd. (the Company) is incorporated under the Canada Business Corporations Act. The Company sells, distributes and produces soft drink products and other beverages in Canada under license agreements with Coca-Cola Ltd. (CCL) and other companies. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coca-Cola Bottling Ltd. Management of the Company is required to make estimates in the preparation of the consolidated financial statements and accompanying notes that affect reported amounts. Actual results could differ from these estimates.

2.    UNITED STATES ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian GAAP which conform in all material respects with those in the United States (U.S. GAAP), except as follows:

EARNINGS PER SHARE - Under U.S. GAAP, primary earnings per share is determined as if all dilutive common stock equivalents, such as stock options, were exercised at the beginning of the year, and that the funds obtained were used to purchase common stock of the Company at the average market price during the year. Fully diluted earnings per share assumes that the proceeds from the issuance of dilutive common stock equivalents were used to purchase the Company's common stock at the higher of its market value at the end of the year or the average during the year.

POSTRETIREMENT BENEFITS - The Company sponsors an unfunded defined benefit postretirement plan providing healthcare and life insurance benefits to substantially all employees who retire after qualifying for such benefits. For Canadian GAAP purposes amounts paid out in benefits are treated as a period expense.

INCOME TAXES - For reconciliation purposes to U.S. GAAP, the Company has applied the provisions of SFAS 109 "Accounting for Income Taxes", whereby the liability method is used in accounting for income taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

STOCK-BASED COMPENSATION - For reconciliation purposes to U.S. GAAP, the Company has chosen to follow APB 25 in accounting for employee stock options. The exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant and accordingly no compensation expense has been included in the Company's reconciliation of net income under U.S. GAAP.

                            COCA-COLA BEVERAGES LTD.

      NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

2.    UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)

The following table reconciles net income and shareholders' equity as presented under Canadian GAAP in these unaudited condensed consolidated financial statements to what would have been reported had the financial statements been prepared under U.S. GAAP.

                        Net Income (Loss) Available
                          to Common Shareholders        Shareholders' Equity
                        ---------------------------  ---------------------------
                                                      UNAUDITED
  (in thousands of        For the Six Months ended     JUNE 28,     December 31,
  Canadian dollars)        1997             1996         1997           1996
                        --------------------------  ------------   ------------
  Canadian GAAP           $  7,113       $     68     $ 66,616       $ 58,581

  Income tax provision         656             88       11,678         11,022

  Postretirement
  benefits cost               (748)          (694)     (24,710)       (23,962)
                          --------       --------     --------       --------
                          $  7,021       $   (538)    $ 53,584       $ 45,641
                          --------       --------     --------       --------
  Net income
  (loss) per
  common share            $   0.16       $  (0.01)
                          ========       ========

STATEMENT OF CHANGES IN FINANCIAL POSITION - The definition of cash used in the condensed consolidated statement of changes in financial position includes cash less bank indebtedness. Under U.S. GAAP, changes in bank indebtedness would be disclosed as a financing activity and cash would exclude bank indebtedness of $10.7 million and $20.2 million for the periods ending June 28, 1997 and June 29, 1996, respectively. For the periods beginning January 1, 1997 and 1996, cash would exclude $5.4 million and $447 thousand, respectively.

3.    SUBSEQUENT EVENT

On August 7, 1997, Enterprises KOC Acquisition Company Ltd. (the "Offeror"), a wholly-owned subsidiary of Coca-Cola Enterprises Inc. of Atlanta, Georgia, U.S.A., purchased all of the common shares of the Company owned by CCL. In connection with this change, all outstanding options issued under the Company's stock option plan were fully exercisable. On September 11, 1997, the Offeror took up and paid for all of the common shares of the Company deposited under its offer to purchase dated August 13, 1997. The Offeror acquired the remaining outstanding common shares of the Company in accordance with statutory compulsory acquisition provisions. On September 12, 1997, the Company's Board of Directors and certain officers resigned and new directors and officers were appointed.

                          COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL STATEMENTS





                                      PF

                           COCA-COLA ENTERPRISES INC.

                         PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY INFORMATION

The following unaudited pro forma combined condensed financial information sets forth the combined results of operations and financial position of Coca-Cola Enterprises Inc. (the "Company") and (i) SA Beverage Sales Holding NV, Coca-Cola Enterprises SA (formerly known as Coca-Cola Beverages SA) and Coca-Cola Production SA (collectively "France/ Belgium"), (ii) Amalgamated Beverages Great Britain Limited ("Great Britain bottler"), (iii) Ouachita Coca-Cola Bottling Company, Inc. ("Ouachita"), (iv) Coca-Cola Bottling Company West, Inc. and Grand Forks Coca-Cola Bottling Company (collectively "Coke West"), (v) The Coca-Cola Bottling Company of New York, Inc. ("Coke New York"), and (vi) Coca-Cola Beverages Ltd. ("Coke Canada") assuming the Company purchased the Acquired Companies (referring to all of the purchased companies, collectively) based on the information set forth in the following Notes to Unaudited Pro Forma Combined Condensed Financial Information. The unaudited pro forma combined condensed financial statements do not include the impact from the proposed acquisition of the Coca-Cola bottling operations in Luxembourg announced on July 21, 1997 for approximately $20 million. The Company has recently begun due diligence procedures to evaluate the assets and liabilities of the Luxembourg bottler. There can be no assurance that the proposed acquisition of the Luxembourg bottler will close.

Acquisitions

On February 21, 1996, the Company acquired Ouachita for a total transaction value of approximately $316 million. The purchase price was paid in a combination of cash, shares of the Company's common stock from treasury, and two types of convertible preferred stock. The Ouachita bottling operations are located in portions of Arkansas, Louisiana, and Mississippi.

On July 26, 1996, the Company acquired The Coca-Cola Company's bottling and canning operations in France and Belgium for a transaction value of approximately $915 million. The France/Belgium franchise territories include approximately 90% of the population in France and all of the population in Belgium.

On August 12, 1996, the Company acquired Coke West for a transaction value of approximately $158 million. Coke West operates in franchise territories in portions of Montana, Wyoming, North Dakota, South Dakota, and Minnesota.

On February 10, 1997, the Company purchased the Great Britain bottler from The Coca-Cola Company and Cadbury Schweppes plc for an aggregate transaction value of approximately 1.2 billion British Pounds Sterling, or approximately $2 billion. The Great Britain bottler produces and distributes beverage products of The Coca-Cola Company and Cadbury Schweppes plc in Great Britain.

On August 7, 1997, the Company acquired The Coca-Cola Company's 48% interest in Coke Canada and increased its ownership interest in Coke New York to 53% by acquiring The Coca-Cola Company's 49% interest in Coke New York. In September 1997 the Company acquired the remaining shares of Coke Canada held by the public. The Company is seeking to acquire the remaining shares of Coke New York currently held by private investors.

                           COCA-COLA ENTERPRISES INC.

                         PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY INFORMATION - (CONTINUED)

The total transaction value (purchase price, acquired debt, and preferred stock) for all ownership interests in Coke New York and Coke Canada is estimated to be $1.69 billion including the anticipated cost of the remaining Coke New York shares. The Company has financed the acquisition through the issuance of debt.

Coke Canada operates in parts of all 10 Canadian provinces. Coke New York operates in the New York metropolitan area, certain other areas in the state of New York, and in parts of Connecticut, Massachusetts, New Hampshire, New Jersey, and Vermont.

The purchase method of accounting has been used for all acquisitions and, accordingly, the results of operations of acquired companies are included in the Company's consolidated statement of operations beginning with periods approximating the respective dates of acquisition. In addition, assets and liabilities of all acquisitions except Coke New York and Coke Canada have been included in the Company's June 27, 1997 consolidated balance sheet at their estimated fair values at date of acquisition.

The acquisitions were initially financed through short-term bank borrowings, commercial paper and seller financing. The Company has refinanced, and intends to further refinance, portions of the short-term borrowings on a long-term basis. With respect to international acquisitions, the Company has financed the acquisitions in local currency (or alternatively, executed currency agreements) to eliminate exposure to fluctuating currencies on the Company's acquisition cost.

The following unaudited pro forma financial information should be read in conjunction with the Company's audited and unaudited financial statements, including the notes thereto, contained in: (i) the Coca-Cola Enterprises' Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) Coca-Cola Enterprises' Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1996, June 28, 1996, September 27, 1996, March 28, 1997, and June 27,
1997.

The unaudited pro forma combined condensed statements of operations for the six months ended June 27, 1997 and for the year ended December 31, 1996 and the unaudited pro forma combined condensed statements of operations for each of the quarterly periods ended March 29, 1996, June 28, 1996, September 27, 1996, December 31, 1996, March 28, 1997, and June 27, 1997 present the combined operating results of the Company and the Acquired Companies as if the Coke New York pending acquisition and the completed acquisitions described above had occurred at the beginning of 1996. The unaudited pro forma combined condensed balance sheet as of June 27, 1997 includes the unaudited balance sheet of Coke Canada as of June 28, 1997 and Coke New York as of June 27, 1997. The unaudited pro forma combined condensed balance sheet as of June 27, 1997 presents the combined financial position of the Company and the Acquired Companies as if the Coke New York and Coke Canada acquisitions described above had occurred on June 27, 1997. There can be no assurance that the acquisition of the remaining 47% ownership interest in Coke New York currently held by private investors will close. These pro forma financial statements reflect the use of the purchase method of accounting and are based on the historical financial information of the Company and the Acquired Companies adjusted for the pro forma adjustments described in the attached notes to unaudited pro forma combined condensed financial information. Certain reclassifications and adjustments have been made to the historical financial statements of the Acquired Companies to conform to the Company's financial presentation and interim reporting dates.

                           COCA-COLA ENTERPRISES INC.

                         PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY INFORMATION - (CONTINUED)

The pro forma adjustments in certain cases are based on preliminary estimates of the fair value of assets and liabilities of the Acquired Companies, which may require further adjustment when additional information is obtained as of the acquisition date and during the one year period subsequent to acquisition. Any reallocation of the purchase price based on final valuations of assets and liabilities should not differ significantly from the original estimates and should not have a material impact on the pro forma financial statements.

The pro forma financial information is presented for illustrative purposes only as prepared under guidelines of the Securities and Exchange Commission and is not intended to be indicative of the operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below, nor is it intended to be a forecast of future operating results or financial position.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 27, 1997
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                      COCA-COLA    GREAT BRITAIN       COKE
                                     ENTERPRISES      BOTTLER        NEW YORK
                                     (HISTORICAL)   (HISTORICAL)   (HISTORICAL)
                                    -------------  -------------   -------------

NET OPERATING REVENUES ...........      $5,046         $  166          $  388
Cost of sales ....................       3,162            113             223
                                        ------         ------          ------

GROSS PROFIT .....................       1,884             53             165
Selling, delivery & administrative
 expenses ........................       1,516             46             165
                                        ------         ------          ------

OPERATING INCOME .................         368              7               -
Interest expense, net ............         234              -              15
Other nonoperating expenses
 (income), net ...................           6              -              (9)
                                        ------         ------          ------

INCOME (LOSS) BEFORE INCOME TAXES          128              7              (6)
Income tax expense (benefit) .....          50             (1)              -
                                        ------         ------          ------

NET INCOME (LOSS) ................          78              8              (6)
Preferred stock dividends ........           2              -              10
                                        ------         ------          ------

NET INCOME (LOSS) APPLICABLE
 TO COMMON SHARE OWNERS ..........      $   76         $    8          $  (16)
                                        ======         ======          ======

AVERAGE COMMON SHARES OUTSTANDING          381
                                        ======

NET INCOME PER COMMON SHARE ......      $ 0.20
                                        ======

OTHER OPERATING DATA:
  Operating Income ...............      $  368         $    7          $    -
  Depreciation ...................         259              9              23
  Amortization ...................         171              -               6
                                        ------         ------          ------

OPERATING INCOME BEFORE
 DEPRECIATION AND AMORTIZATION ...      $  798         $   16          $   29
                                        ======         ======          ======

                                        COKE            PRO            PRO
                                       CANADA          FORMA          FORMA
(continued)                          (HISTORICAL)   ADJUSTMENTS      COMBINED
-----------                         -------------  -------------   -------------

NET OPERATING REVENUES ...........      $  401         $    -          $6,001
Cost of sales ....................         283              -           3,781
                                        ------         ------          ------

GROSS PROFIT .....................         118              -           2,220
Selling, delivery & administrative
 expenses ........................          98             33           1,858
                                        ------         ------          ------

OPERATING INCOME .................          20            (33)            362
Interest expense, net ............           9             45             303
Other nonoperating expenses
 (income), net ...................           3              -               -
                                        ------         ------          ------

INCOME (LOSS) BEFORE INCOME TAXES            8            (78)             59
Income tax expense (benefit) .....           3            (28)             24
                                        ------         ------          ------

NET INCOME (LOSS) ................           5            (50)             35
Preferred stock dividends ........           -            (10)              2
                                        ------         ------          ------

NET INCOME (LOSS) APPLICABLE
 TO COMMON SHARE OWNERS ..........      $    5         $  (40)         $   33
                                        ======         ======          ======

AVERAGE COMMON SHARES OUTSTANDING                                         381
                                                                       ======

NET INCOME PER COMMON SHARE ......                                     $ 0.09
                                                                       ======

OTHER OPERATING DATA:
  Operating Income ...............      $   20         $  (33)         $  362
  Depreciation ...................          13              -             304
  Amortization ...................           2             33             212
                                        ------         ------          ------

OPERATING INCOME BEFORE
 DEPRECIATION AND AMORTIZATION ...      $   35         $    -          $  878
                                        ======         ======          ======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results. The Pro Forma Adjustments for each acquired company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                   DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                     FOR THE SIX MONTHS ENDED JUNE 27, 1997
                            (UNAUDITED; IN MILLIONS)

                                           PRO FORMA ADJUSTMENTS
                         -------------------------------------------------------
                         GREAT BRITAIN      COKE         COKE
                            BOTTLER       NEW YORK      CANADA         TOTAL
                         ------------- ------------- ------------- -------------

NET OPERATING REVENUES ..    $  -          $  -          $  -          $  -
Cost of sales ...........       -             -             -             -
                             ----          ----          ----          ----

GROSS PROFIT ............       -             -             -             -
Selling, delivery &
 administrative
 expenses ...............      10 (A)         8 (A)        15 (A)        33
                             ----          ----          ----          ----

OPERATING INCOME ........     (10)           (8)          (15)          (33)
Interest expense, net ...      16 (B)        16 (B)        13 (B)        45
Other nonoperating
 expenses (income), net .       -             -             -             -
                             ----          ----          ----          ----

INCOME (LOSS) BEFORE
 INCOME TAXES ...........     (26)          (24)          (28)          (78)
Income tax expense
 (benefit)...............      (5)(C)       (11)(C)       (12)(C)       (28)
                             ----          ----          ----          ----

NET INCOME (LOSS) .......     (21)          (13)          (16)          (50)
Preferred stock
 dividends ..............       -           (10)(D)         -           (10)
                             ----          ----          ----          ----

NET INCOME (LOSS)
 APPLICABLE TO COMMON
 SHARE OWNERS ...........    $(21)         $ (3)         $(16)         $(40)
                             ====          ====          ====          ====

OTHER OPERATING DATA:
   Operating Income .....    $(10)         $ (8)         $(15)         $(33)
   Depreciation .........       -             -             -             -
   Amortization .........      10             8            15            33
                             ----          ----          ----          ----

OPERATING INCOME
 BEFORE DEPRECIATION
 AND AMORTIZATION .......    $  -          $  -          $  -          $  -
                             ====          ====          ====          ====

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
             FOR THE QUARTERS ENDED MARCH 28, 1997 AND JUNE 27, 1997
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                    MARCH 28,      JUNE 27,
                                      1997           1997           TOTAL
                                  -------------  -------------  -------------

NET OPERATING REVENUES ........       $2,640         $3,361         $6,001
Cost of sales .................        1,667          2,114          3,781
                                      ------         ------         ------

GROSS PROFIT ..................          973          1,247          2,220
Selling, delivery &
 administrative expenses ......          937            921          1,858
                                      ------         ------         ------

OPERATING INCOME ..............           36            326            362
Interest expense, net .........          150            153            303
Other nonoperating expenses
 (income), net ................           (4)             4              -
                                      ------         ------         ------

INCOME BEFORE INCOME TAXES ....         (110)           169             59
Income tax expense (benefit) ..          (42)            66             24
                                      ------         ------         ------

NET INCOME ....................          (68)           103             35
Preferred stock dividends .....            2              -              2
                                      ------         ------         ------

NET INCOME APPLICABLE TO
 COMMON SHARE OWNERS ..........       $  (70)        $  103         $   33
                                      ======         ======         ======

AVERAGE COMMON SHARES
 OUTSTANDING ..................          377            384            381
                                      ======         ======         ======

NET INCOME PER COMMON SHARE ...       $(0.18)        $ 0.27         $ 0.09
                                      ======         ======         ======

OTHER OPERATING DATA:
   Operating Income ...........       $   36         $  326         $  362
   Depreciation ...............          148            156            304
   Amortization ...............          121             91            212
                                      ------         ------         ------

OPERATING INCOME BEFORE
   DEPRECIATION AND
   AMORTIZATION ...............       $  305         $  573         $  878
                                      ======         ======         ======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                                                  GREAT
                                    COCA-COLA      FRANCE/       BRITAIN
                                   ENTERPRISES     BELGIUM       BOTTLER
                                   (HISTORICAL)  (HISTORICAL)  (HISTORICAL)
                                  ------------- ------------- -------------

NET OPERATING REVENUES....           $ 7,921       $   846       $ 1,511
Cost of sales.............             4,896           570           976
                                     -------       -------       -------

GROSS PROFIT..............             3,025           276           535
Selling, delivery &
   administrative
   expenses...............             2,480           223           341
                                     -------       -------       -------


OPERATING INCOME..........               545            53           194
Interest expense, net.....               351             6            12
Other nonoperating
   expenses (income)......                 -             2             -
                                     -------       -------       -------

INCOME (LOSS)
   BEFORE INCOME TAXES....               194            45           182
Income tax expense
   (benefit)..............                80             2            60
                                     -------       -------       -------

NET INCOME (LOSS).........               114            43           122
Preferred stock
   dividends..............                 8             -             -
                                     -------       -------       -------

NET INCOME (LOSS)
   APPLICABLE TO
   COMMON SHARE OWNERS....           $   106       $    43       $   122
                                     =======       =======       =======

AVERAGE COMMON SHARES
   OUTSTANDING............               375
                                     =======

NET INCOME (LOSS)
   PER COMMON SHARE.......           $  0.28
                                     =======

OTHER OPERATING DATA:
   Operating Income.......           $   545       $    53       $   194
   Depreciation...........               392            32            56
   Amortization...........               235             5             -
                                     -------       -------       -------

OPERATING INCOME
   BEFORE DEPRECIATION
   AND AMORTIZATION.......           $ 1,172       $    90       $   250
                                     =======       =======       =======

                                                    COKE          COKE
                                     OUACHITA       WEST        NEW YORK
(continued)                        (HISTORICAL)  (HISTORICAL)  (HISTORICAL)
-----------                       ------------- ------------- -------------

NET OPERATING REVENUES....           $    20       $    69       $   753
Cost of sales.............                12            44           467
                                     -------       -------       -------


GROSS PROFIT..............                 8            25           286
Selling, delivery &
   administrative
   expenses...............                14            26           311
                                     -------       -------       -------


OPERATING INCOME..........                (6)           (1)          (25)
Interest expense, net.....                 1             7            26
Other nonoperating
   expenses (income)......                (7)            -            (6)
                                     -------       -------       -------

INCOME (LOSS)
   BEFORE INCOME TAXES....                 -            (8)          (45)
Income tax expense
   (benefit)..............                 -             -             -
                                     -------       -------       -------

NET INCOME (LOSS).........                 -            (8)          (45)
Preferred stock
   dividends..............                 -             -            19
                                     -------       -------       -------

NET INCOME (LOSS)
   APPLICABLE TO
   COMMON SHARE OWNERS....           $     -       $    (8)      $   (64)
                                     =======       =======       =======

AVERAGE COMMON SHARES
   OUTSTANDING............


NET INCOME (LOSS)
   PER COMMON SHARE.......


OTHER OPERATING DATA:
   Operating Income.......           $    (6)      $    (1)      $   (25)
   Depreciation...........                 1             2            58
   Amortization...........                 1             3            10
                                     -------       -------       -------

OPERATING INCOME
   BEFORE DEPRECIATION
   AND AMORTIZATION.......           $    (4)      $     4       $    43
                                     =======       =======       =======

                                      COKE           PRO            PRO
                                     CANADA         FORMA          FORMA
(continued)                        (HISTORICAL)  ADJUSTMENTS     COMBINED
-----------                       ------------- ------------- -------------

NET OPERATING REVENUES....           $   818       $   (60)      $11,878
Cost of sales.............               576           (54)        7,487
                                     -------       -------       -------


GROSS PROFIT..............               242            (6)        4,391
Selling, delivery &
   administrative
   expenses...............               196           117         3,708
                                     -------       -------       -------


OPERATING INCOME..........                46          (123)          683
Interest expense, net.....                23           244           670
Other nonoperating
   expenses (income)......                 2             -            (9)
                                     -------       -------       -------

INCOME (LOSS)
   BEFORE INCOME TAXES....                21          (367)           22
Income tax expense
   (benefit)..............                12          (142)           12
                                     -------       -------       -------

NET INCOME (LOSS).........                 9          (225)           10
Preferred stock
   dividends..............                 1           (18)           10
                                     -------       -------       -------

NET INCOME (LOSS)
   APPLICABLE TO
   COMMON SHARE OWNERS....           $     8       $  (207)      $     -
                                     =======       =======       =======

AVERAGE COMMON SHARES
   OUTSTANDING............                                           375
                                                                 =======

NET INCOME (LOSS)
   PER COMMON SHARE.......                                       $     -
                                                                 =======

OTHER OPERATING DATA:
   Operating Income.......           $    46       $  (123)      $   683
   Depreciation...........                24             -           565
   Amortization...........                 5           121           380
                                     -------       -------       -------

OPERATING INCOME
   BEFORE DEPRECIATION
   AND AMORTIZATION.......           $    75       $    (2)      $ 1,628
                                     =======       =======       =======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results. The Pro Forma Adjustments for each Acquired Company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                   DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                            (UNAUDITED; IN MILLIONS)

                                                 PRO FORMA ADJUSTMENTS
                                         ------------------------------------
                                                        GREAT
                                          FRANCE/      BRITAIN
                                          BELGIUM      BOTTLER      OUACHITA
                                         ----------   ----------   ----------

NET OPERATING REVENUES................     $ (36)(E)    $   -        $   -
                                             (13)(F)
                                             (11)(G)

Cost of sales.........................       (35)(E)        -            -
                                             (12)(F)
                                              (7)(H)
                                           -----        -----        -----

GROSS PROFIT..........................        (6)           -            -
Selling, delivery & administrative
  expenses............................         5 (A)       68 (A)        1 (A)
                                              (4)(I)
                                           -----        -----        -----

OPERATING INCOME......................        (7)         (68)          (1)
Interest expense, net.................        35 (B)      152 (B)        -
Other nonoperating
 expenses (income), net...............         -            -            -
                                           -----        -----        -----

INCOME (LOSS) BEFORE INCOME TAXES.....       (42)        (220)          (1)
Income tax expense (benefit)..........        (5)(C)      (75)(C)       (1)(C)
                                           -----        -----        -----

NET INCOME (LOSS).....................       (37)        (145)           -
Preferred stock dividends.............         -            -            1 (J)
                                           -----        -----        -----


NET INCOME (LOSS)
  APPLICABLE TO COMMON
  SHARE OWNERS........................     $ (37)       $(145)       $  (1)
                                           =====        =====        =====

OTHER OPERATING DATA:
   Operating Income...................        (7)         (68)          (1)
   Depreciation.......................         -            -            -
   Amortization.......................     $   5        $  68        $   1
                                           -----        -----        -----

OPERATING INCOME BEFORE
  DEPRECIATION AND
  AMORTIZATION........................     $  (2)       $   -        $   -
                                           =====        =====        =====

                                          PRO FORMA ADJUSTMENTS
                                         -----------------------
                                            COKE         COKE
(continued)                                 WEST       NEW YORK
-----------                              ----------   ----------

NET OPERATING REVENUES................     $   -        $   -



Cost of sales.........................         -            -


                                           -----        -----

GROSS PROFIT..........................         -            -
Selling, delivery &
 administrative expenses..............         1 (A)       16 (A)

                                           -----        -----

OPERATING INCOME......................        (1)         (16)
Interest expense, net.................         -           32 (B)
Other nonoperating
 expenses (income), net...............         -            -
                                           -----        -----

INCOME (LOSS) BEFORE INCOME TAXES.....        (1)         (48)
Income tax expense (benefit)..........         -          (34)(C)
                                           -----        -----

NET INCOME (LOSS).....................        (1)         (14)
Preferred stock dividends.............         -          (19)(D)
                                           -----        -----


NET INCOME (LOSS)
  APPLICABLE TO COMMON
  SHARE OWNERS........................     $  (1)       $   5
                                           =====        =====
OTHER OPERATING DATA:
   Operating Income...................        (1)         (16)
   Depreciation.......................         -            -
   Amortization.......................     $   1        $  16
                                           -----        -----

OPERATING INCOME BEFORE
  DEPRECIATION AND
  AMORTIZATION........................     $   -        $   -
                                           =====        =====

(continued)                               PRO FORMA ADJUSTMENTS
-----------                              -----------------------
                                            COKE
                                           CANADA        TOTAL
                                         ----------   ----------

NET OPERATING REVENUES................     $   -        $ (60)



Cost of sales.........................         -          (54)


                                           -----        -----

GROSS PROFIT..........................         -           (6)
Selling, delivery &
 administrative expenses..............        30 (A)      117

                                           -----        -----

OPERATING INCOME......................       (30)        (123)
Interest expense, net.................        25 (B)      244
Other nonoperating
 expenses (income), net...............         -            -
                                           -----        -----

INCOME (LOSS) BEFORE INCOME TAXES.....       (55)        (367)
Income tax expense (benefit)..........       (27)(C)     (142)
                                           -----        -----

NET INCOME (LOSS).....................       (28)        (225)
Preferred stock dividends.............         -          (18)
                                           -----        -----


NET INCOME (LOSS)
  APPLICABLE TO COMMON
  SHARE OWNERS........................     $ (28)       $(207)
                                           =====        =====

OTHER OPERATING DATA:
   Operating Income...................       (30)        (123)
   Depreciation.......................         -            -
   Amortization.......................     $  30        $ 121
                                           -----        -----

OPERATING INCOME BEFORE
  DEPRECIATION AND
  AMORTIZATION........................     $   -        $  (2)
                                           =====        =====

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
    FOR THE QUARTERS ENDED MARCH 29, 1996, JUNE 28, 1996, SEPTEMBER 27, 1996,
                             AND DECEMBER 31, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)


                                    MARCH 29,       JUNE 28,      SEPTEMBER 27,
                                      1996            1996            1996
                                  -------------   -------------   -------------

NET OPERATING REVENUES........       $ 2,533         $ 3,306         $ 3,134
Cost of sales.................         1,595           2,099           1,978
                                     -------         -------         -------

GROSS PROFIT..................           938           1,207           1,156
Selling, delivery &
  administrative expenses.....           872             925             958
                                     -------         -------         -------

OPERATING INCOME..............            66             282             198
Interest expense, net.........           168             172             168
Other nonoperating expenses
  (income), net...............            (6)              4               1
                                     -------         -------         -------

INCOME (LOSS) BEFORE INCOME
  TAXES.......................           (96)            106              29
Income tax expense (benefit)..           (35)             37              15
                                     -------         -------         -------

NET INCOME (LOSS).............           (61)             69              14
Preferred stock dividends.....             4               2               2
                                     -------         -------         -------

NET INCOME (LOSS) APPLICABLE
  TO COMMON SHARE OWNERS......       $   (65)        $    67         $    12
                                     =======         =======         =======

AVERAGE COMMON SHARES
  OUTSTANDING.................           379             370             373
                                     =======         =======         =======

NET INCOME (LOSS) PER COMMON
  SHARE.......................       $ (0.17)        $  0.18         $  0.03
                                     =======         =======         =======

OTHER OPERATING DATA:
   Operating Income...........       $    66         $   282         $   198
   Depreciation...............           132             139             140
   Amortization...............            89              95             100
                                     -------         -------         -------

OPERATING INCOME BEFORE
  DEPRECIATION AND
  AMORTIZATION................       $   287         $   516         $   438
                                     =======         =======         =======

(continued)                        DECEMBER 31,     FULL YEAR
-----------                            1996           1996
                                  -------------   -------------

NET OPERATING REVENUES........       $ 2,905         $11,878
Cost of sales.................         1,815           7,487
                                     -------         -------

GROSS PROFIT..................         1,090           4,391
Selling, delivery &
  administrative expenses.....           953           3,708
                                     -------         -------

OPERATING INCOME..............           137             683
Interest expense, net.........           162             670
Other nonoperating expenses
  (income), net...............            (8)             (9)
                                     -------         -------

INCOME (LOSS) BEFORE INCOME
  TAXES.......................           (17)             22
Income tax expense (benefit)..            (5)             12
                                     -------         -------

NET INCOME (LOSS).............           (12)             10
Preferred stock dividends.....             2              10
                                     -------         -------

NET INCOME (LOSS) APPLICABLE
  TO COMMON SHARE OWNERS......       $   (14)        $     -
                                     =======         =======

AVERAGE COMMON SHARES
  OUTSTANDING.................           376             375
                                     =======         =======

NET INCOME (LOSS) PER COMMON
  SHARE.......................       $ (0.04)        $     -
                                     =======         =======

OTHER OPERATING DATA:
   Operating Income...........       $   137         $   683
   Depreciation...............           154             565
   Amortization...............            96             380
                                     -------         -------

OPERATING INCOME BEFORE
  DEPRECIATION AND
  AMORTIZATION................       $   387         $ 1,628
                                     =======         =======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results.

                           COCA-COLA ENTERPRISES INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 27, 1997
                            (UNAUDITED; IN MILLIONS)


                                      COCA-COLA         COKE            COKE
                                     ENTERPRISES      NEW YORK         CANADA
                                    (HISTORICAL)    (HISTORICAL)    (HISTORICAL)
                                    ------------    ------------    ------------
               ASSETS
CURRENT
   Cash and cash investments,
     at cost approximating
     market....................        $    31         $     -         $     1
   Trade accounts receivable,
     net.......................          1,152              93              32
   Inventories.................            476              28              50
   Prepaid expenses and other
     assets....................            311               3              12
                                       -------         -------        --------
       Total Current Assets....          1,970             124              95
PROPERTY, PLANT, AND EQUIPMENT,
  NET .........................          3,288             189             175
FRANCHISES AND OTHER NONCURRENT
  ASSETS, NET..................          9,610             291             162
                                       -------         -------         -------
                                       $14,868         $   604         $   432
                                       =======         =======         =======

 LIABILITIES AND SHARE-OWNERS' EQUITY
CURRENT
   Accounts payable and accrued
     expenses..................        $ 1,840         $   122         $   125
   Current portion of long-term
     debt......................          2,117              35               8
                                       -------         -------         -------
       Total Current
         Liabilities...........          3,957             157             133
LONG-TERM DEBT, LESS CURRENT
  MATURITIES...................          5,129             323             268
RETIREMENT AND INSURANCE
  PROGRAMS AND OTHER LONG-TERM
   OBLIGATIONS.................            849              58               -
LONG-TERM DEFERRED INCOME TAX
  LIABILITIES..................          3,293               -              (8)
SHARE-OWNERS' EQUITY
   Preferred stock.............              -             189               -
   Common stock................            442               -             161
   Additional paid-in capital..          1,303              22               3
   Reinvested earnings.........            301            (125)           (125)
   Cumulative effect of
     currency translations.....            (23)              -               -
   Cost of common stock in
     treasury..................           (383)            (20)              -
                                       -------         -------         -------
       Total Share-Owners'
         Equity................          1,640              66              39
                                       -------         -------         -------
                                       $14,868         $   604         $   432
                                       =======         =======         =======


(continued)                           PRO FORMA       PRO FORMA
-----------                          ADJUSTMENTS      COMBINED
                                    -------------   -------------
               ASSETS
CURRENT
   Cash and cash investments,
     at cost approximating
     market....................        $     -         $    32
   Trade accounts receivable,
     net.......................              -           1,277
   Inventories.................              -             554
   Prepaid expenses and other
     assets....................              -             326
                                       -------         -------
       Total Current Assets....              -           2,189
PROPERTY, PLANT, AND EQUIPMENT,
  NET .........................              -           3,652
FRANCHISES AND OTHER NONCURRENT
  ASSETS, NET..................          2,019 (L)      12,082
                                       -------         -------
                                       $ 2,019         $17,923
                                       =======         =======

 LIABILITIES AND SHARE-OWNERS' EQUITY
CURRENT
   Accounts payable and accrued
     expenses..................        $    87 (L)     $ 2,174
   Current portion of long-term
     debt......................              -           2,160
                                       -------         -------
       Total Current
         Liabilities...........             87           4,334
LONG-TERM DEBT, LESS CURRENT
  MATURITIES...................          1,103 (K)       6,823
RETIREMENT AND INSURANCE
  PROGRAMS AND OTHER LONG-TERM
   OBLIGATIONS.................              -             907
LONG-TERM DEFERRED INCOME TAX
  LIABILITIES..................            934 (L)       4,219
SHARE-OWNERS' EQUITY
   Preferred stock.............           (189)(L)           -
   Common stock................           (161)(L)         442
   Additional paid-in capital..            (25)(L)       1,303
   Reinvested earnings.........            250 (L)         301
   Cumulative effect of
     currency translations.....              -             (23)
   Cost of common stock in
     treasury..................             20 (L)        (383)
                                       -------         -------
       Total Share-Owners'
         Equity................           (105)          1,640
                                       -------         -------
                                       $ 2,019         $17,923
                                       =======         =======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION

The historical information for each company reflected in the accompanying unaudited pro forma combined condensed financial statements have been determined using United States generally accepted accounting principles.

The following notes describe the pro forma adjustments necessary to reflect the effects of the acquisitions. Actual adjustments to account for the acquisitions under the purchase method are dependent upon the final valuations of the various assets and liabilities of the Acquired Companies for all acquisitions other than Ouachita acquired in February 1996.

NOTE A - Pro forma adjustments to "Selling, delivery & administrative expenses" reflect amortization of the assigned value of the rights of the Acquired Companies to market, produce and distribute beverage products in their franchise territories principally over 40 years, net of franchise amortization recorded by the Acquired Companies.

NOTE B - The pro forma adjustments to "Interest expense, net" reflect additional interest costs on debt issued to fund the cash portion of the purchase price based on estimated financing costs for each acquisition and, in certain cases, to repay assumed debt contemplating the long-term fixed rate financing of the transactions. The acquisitions were initially financed through short-term bank borrowings, commercial paper, and seller financing. The Company has refinanced, and intends to further refinance, portions of the short-term borrowings on a long-term basis.

NOTE C - The pro forma adjustments to "Income tax expense (benefit)" reflect the income tax attributes of the foregoing adjustments and the effect on the consolidated tax provision after inclusion of the Acquired Companies. On a quarterly basis, the pro forma adjustments reflect modifications to the Company's estimated effective annual income tax rate for full-year 1996 and 1997 giving effect to the results of operations of the Acquired Companies and the pro forma adjustments.

NOTE D - The pro forma adjustments to "Preferred stock dividends" reflect the elimination of preferred stock dividends associated with the Company's purchase of 100% of the outstanding Coke New York preferred stock.

NOTE E - This pro forma adjustment to "Net Operating Revenues" and "Cost of Sales" gives effect to the elimination of historical sales by France/Belgium to the Company's Netherlands operations.

NOTE F - This pro forma adjustment to "Net Operating Revenues" and "Cost of Sales" gives effect to the elimination of historical product sales by France/Belgium to the German Coca-Cola bottler owned by The Coca-Cola Company. These sales were discontinued as a condition of the purchase agreement.

NOTE G - This pro forma adjustment to "Net operating revenues" gives effect to the elimination of certain marketing support funding provided by The Coca-Cola Company. As a condition of the purchase agreement, the marketing support arrangement between France/Belgium and The Coca-Cola Company has reduced the funding. Therefore, France/Belgium will no longer be receiving this marketing support.

                          COCA-COLA ENTERPRISES INC.
               NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                     FINANCIAL INFORMATION - (CONTINUED)


NOTE H - This pro forma adjustment to "Cost of sales" gives effect to the elimination of intercompany centralized purchasing costs for certain products and packaging materials purchased directly from a subsidiary of The Coca-Cola Company by France/Belgium. As a condition of the purchase agreement, France/Belgium will no longer be charged additional costs for centralized purchasing efforts.

NOTE I - This pro forma adjustment to "Selling, delivery & administrative expenses" gives effect to the elimination of certain overhead and administrative expense allocations charged to France/Belgium by the corporate regional offices of The Coca-Cola Company. As a condition of the acquisition, these costs will no longer be incurred by France/Belgium.

NOTE J - In connection with the acquisition of Ouachita in February, 1996, the Company authorized 1,110,000 shares and issued 923,413 shares of voting convertible preferred stock, Ouachita Series A ("Series A") and authorized 350,000 shares and issued 95,880 shares of voting convertible preferred stock, Ouachita Series B ("Series B"). Series A pays quarterly cumulative dividends of 4% per year and Series B pays no dividend. Dividends are provided at a market-related rate for both Series A and Series B to reflect the actual cost of the preferred stock.

NOTE K - Pro forma adjustments to reflect the increase in outstanding indebtedness as a result of acquisitions of the Acquired Companies by the Company.

NOTE L - The purchase method of accounting for acquisitions requires that the assets and liabilities of the acquired companies be adjusted to their estimated fair values. The following are the pro forma adjustments which reflect management's best estimate of the fair values of the assets and liabilities of the acquired companies as of June 27, 1997 using information currently available.

                                                                NET ASSETS
                                                            -------------------
                                                            Increase (Decrease)

Amounts as reported by the acquired companies..............       $  105

Fair value adjustments:
   Franchise and other noncurrent assets...................        2,019
   Current liabilities.....................................          (87)
   Deferred income taxes...................................         (934)
                                                                  ------

                                                                  $1,103
                                                                  ======

NOTE M- Pro forma fully diluted net income (loss) per common share data are not presented because there are no material differences between such amounts and the pro forma net income (loss) per share presented. All per share data is calculated prior to rounding to millions.

                                EXHIBIT INDEX



 Exhibit
   No.                      Description                         Page No.
---------   --------------------------------------------        --------
   2.1      Stock Purchase Agreement among The Coca-Cola
            Bottling Company of the  Northeast, Bottling
            Investment   Holdings,    Inc.,    Coca-Cola
            Enterprises Inc.  and The Coca-Cola Company,          E-1
            dated   as   of    August  7,   1997.  *

   2.2      Stock Purchase  Agreement  among Enterprises
            KOC  Acquisition  Company  Ltd.,   Coca-Cola
            Ltd.,  Coca-Cola  Enterprises  Inc.  and The          E-20
            Coca-Cola  Company,  dated  as  of August 7,
            1997. *

   2.3      Stock  Purchase   Memorandum  between George
            D.  Overend   and  The   Coca-Cola  Bottling
            Company   of  the   Northeast,  dated as of           E-37
            October 1, 1997. *

  23.1      Consent of Ernst & Young LLP                          E-40

  23.2      Consent of Ernst & Young                              E-41


        * A list of all schedules and exhibits to the Agreement is included in the Agreement. None of such schedules or exhibits is filed with this report, but a copy of any omitted schedule or exhibit will be furnished supplementally to the Commission upon its request.



                                      E